                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor

                            LITTON LOAN SERVICING LP,
                                    Servicer

                                       and

                              JPMORGAN CHASE BANK,
                                     Trustee

                     --------------------------------------

                         POOLING AND SERVICING AGREEMENT
                            Dated as of March 1, 2004

                     --------------------------------------

              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2004-BC1

                                TABLE OF CONTENTS

                                                                                                                  PAGE
ARTICLE I             DEFINITIONS..............................................................................      5

ARTICLE II            CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES.............................     45

         SECTION 2.01.              Conveyance of Mortgage Loans...............................................     45

         SECTION 2.02.              Acceptance by Trustee of the Mortgage Loans................................     47

         SECTION 2.03.              Representations, Warranties and Covenants of the Depositor.................     48

         SECTION 2.04.              Representations and Warranties of the Servicer.............................     51

         SECTION 2.05.              Substitutions and Repurchases of Mortgage Loans Which Are Not "Qualified
                                    Mortgages".................................................................     52

         SECTION 2.06.              Authentication and Delivery of Certificates................................     53

         SECTION 2.07.              REMIC Elections............................................................     53

         SECTION 2.08.              Covenants of the Servicer..................................................     57

         SECTION 2.09.              [RESERVED].................................................................     58

         SECTION 2.10.              [RESERVED].................................................................     58

         SECTION 2.11.              Permitted Activities of the Trust..........................................     58

         SECTION 2.12.              Qualification Special Purpose Entity.......................................     58

ARTICLE III           ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...........................................     58

         SECTION 3.01.              Servicer to Service Mortgage Loans.........................................     58

         SECTION 3.02.              Servicing and Subservicing; Enforcement of the Obligations of Servicer.....     59

         SECTION 3.03.              Rights of the Depositor and the Trustee in Respect of the Servicer.........     60

         SECTION 3.04.              Trustee to Act as Servicer.................................................     60

         SECTION 3.05.              Collection of Mortgage Loan Payments; Collection Account; Certificate
                                    Account....................................................................     61

         SECTION 3.06.              Collection of Taxes, Assessments and Similar Items; Escrow Accounts........     64

         SECTION 3.07.              Access to Certain Documentation and Information Regarding the Mortgage
                                    Loans......................................................................     64

         SECTION 3.08.              Permitted Withdrawals from the Collection Account and Certificate Account..     65

         SECTION 3.09.              [RESERVED].................................................................     67

         SECTION 3.10.              Maintenance of Hazard Insurance............................................     67

         SECTION 3.11.              Enforcement of Due-On-Sale Clauses; Assumption Agreements..................     68

         SECTION 3.12.              Realization Upon Defaulted Mortgage Loans; Determination of Excess
                                    Proceeds...................................................................     69

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                  PAGE
         SECTION 3.13.              Trustee to Cooperate; Release of Mortgage Files............................     71

         SECTION 3.14.              Documents Records and Funds in Possession of Servicer to be Held for the
                                    Trustee....................................................................     73

         SECTION 3.15.              Servicing Compensation.....................................................     73

         SECTION 3.16.              Access to Certain Documentation............................................     73

         SECTION 3.17.              Annual Statement as to Compliance..........................................     73

         SECTION 3.18.              Annual Independent Public Accountants' Servicing Statement; Financial
                                    Statements.................................................................     74

         SECTION 3.19.              Rights of the NIM Insurer..................................................     74

         SECTION 3.20.              Periodic Filings...........................................................     74

         SECTION 3.21.              Annual Certificate by Trustee..............................................     75

         SECTION 3.22.              Annual Certificate by Servicer.............................................     75

         SECTION 3.23.              Prepayment Penalty Reporting Requirements..................................     76

         SECTION 3.24.              Statements to Trustee......................................................     77

         SECTION 3.25.              Indemnification............................................................     77

         SECTION 3.26.              Nonsolicitation............................................................     77

         SECTION 3.27.              Existing Servicing Agreement...............................................     77

ARTICLE IV            DISTRIBUTIONS............................................................................     78

         SECTION 4.01.              Advances...................................................................     78

         SECTION 4.02.              Reduction of Servicing Compensation in Connection with Prepayment
                                    Interest Shortfalls........................................................     78

         SECTION 4.03.              Distributions on the REMIC Interests.......................................     79

         SECTION 4.04.              Distributions..............................................................     79

         SECTION 4.05.              Monthly Statements to Certificateholders...................................     83

ARTICLE V             THE CERTIFICATES.........................................................................     86

         SECTION 5.01.              The Certificates...........................................................     86

         SECTION 5.02.              Certificate Register; Registration of Transfer and Exchange of
                                    Certificates...............................................................     87

         SECTION 5.03.              Mutilated, Destroyed, Lost or Stolen Certificates..........................     91

         SECTION 5.04.              Persons Deemed Owners......................................................     91

         SECTION 5.05.              Access to List of Certificateholders' Names and Addresses..................     92

         SECTION 5.06.              Book-Entry Certificates....................................................     92

         SECTION 5.07.              Notices to Depository......................................................     93

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                  PAGE
         SECTION 5.08.              Definitive Certificates....................................................     93

         SECTION 5.09.              Maintenance of Office or Agency............................................     93

ARTICLE VI            THE DEPOSITOR AND THE SERVICER...........................................................     94

         SECTION 6.01.              Respective Liabilities of the Depositor and the Servicer...................     94

         SECTION 6.02.              Merger or Consolidation of the Depositor or the Servicer...................     94

         SECTION 6.03.              Limitation on Liability of the Depositor, the Servicer and Others..........     94

         SECTION 6.04.              Limitation on Resignation of Servicer......................................     95

         SECTION 6.05.              Errors and Omissions Insurance; Fidelity Bonds.............................     95

ARTICLE VII           DEFAULT; TERMINATION OF SERVICER.........................................................     95

         SECTION 7.01.              Events of Default..........................................................     95

         SECTION 7.02.              Servicer Trigger Event.....................................................     97

         SECTION 7.03.              Trustee to Act; Appointment of Successor...................................     98

         SECTION 7.04.              Notification to Certificateholders.........................................     99

ARTICLE VIII          CONCERNING THE TRUSTEE...................................................................     99

         SECTION 8.01.              Duties of Trustee..........................................................     99

         SECTION 8.02.              Certain Matters Affecting the Trustee......................................    100

         SECTION 8.03.              Trustee Not Liable for Mortgage Loans......................................    102

         SECTION 8.04.              Trustee May Own Certificates...............................................    102

         SECTION 8.05.              Trustee's Fees.............................................................    102

         SECTION 8.06.              Indemnification of Trustee; Expenses.......................................    102

         SECTION 8.07.              Eligibility Requirements for Trustee.......................................    103

         SECTION 8.08.              Resignation and Removal of Trustee.........................................    103

         SECTION 8.09.              Successor Trustee..........................................................    104

         SECTION 8.10.              Merger or Consolidation of Trustee.........................................    104

         SECTION 8.11.              Appointment of Co-Trustee or Separate Trustee..............................    105

         SECTION 8.12.              Tax Matters................................................................    106

ARTICLE IX            TERMINATION..............................................................................    108

         SECTION 9.01.              Termination upon Liquidation or Repurchase of all Mortgage Loans...........    108

         SECTION 9.02.              Final Distribution on the Certificates.....................................    109

         SECTION 9.03.              Additional Termination Requirements........................................    110

ARTICLE X             MISCELLANEOUS PROVISIONS.................................................................    111

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                  PAGE
         SECTION 10.01.             Amendment..................................................................    111

         SECTION 10.02.             Counterparts...............................................................    113

         SECTION 10.03.             Governing Law..............................................................    113

         SECTION 10.04.             Intention of Parties.......................................................    113

         SECTION 10.05.             Notices....................................................................    113

         SECTION 10.06.             Severability of Provisions.................................................    114

         SECTION 10.07.             Assignment.................................................................    114

         SECTION 10.08.             Limitation on Rights of Certificateholders.................................    115

         SECTION 10.09.             Inspection and Audit Rights................................................    115

         SECTION 10.10.             Certificates Nonassessable and Fully Paid..................................    115

         SECTION 10.11.             Third Party Rights.........................................................    116

         SECTION 10.12.             Additional Rights of the NIM Insurer.......................................    116

         SECTION 10.13.             Credit Risk Manager........................................................    116

         SECTION 10.14.             Assignment; Sales; Advance Facilities......................................    117

EXHIBIT A        FORMS OF OFFERED CERTIFICATES
EXHIBIT B-1      MORTGAGE LOAN SCHEDULE - TOTAL POOL
EXHIBIT B-2      MORTGAGE LOAN SCHEDULE - GROUP ONE MORTGAGE LOANS
EXHIBIT B-3      MORTGAGE LOAN SCHEDULE - GROUP TWO MORTGAGE LOANS
EXHIBIT C        [RESERVED]
EXHIBIT D        FORM OF TRUSTEE CERTIFICATION
EXHIBIT E-1      FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT E-2      FORM OF TRANSFEROR'S AFFIDAVIT
EXHIBIT F        FORM OF TRANSFEROR CERTIFICATE
EXHIBIT G        FORM OF INVESTMENT LETTER
EXHIBIT H        FORM OF RULE 144A LETTER
EXHIBIT I        REQUEST FOR RELEASE
EXHIBIT J        FORM OF POWER OF ATTORNEY
EXHIBIT K        FORM OF OFFICER'S CERTIFICATE OF TRUSTEE
EXHIBIT L        FORM OF OFFICER'S CERTIFICATE OF SERVICER
EXHIBIT M        FORM OF TRANSFEREE LETTER
EXHIBIT N        FORM OF AUCTION PROCEDURES
EXHIBIT O        FORM OF CAP CONTRACT

         POOLING AND SERVICING AGREEMENT, dated as of March 1, 2004, among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), LITTON LOAN SERVICING LP, a Delaware limited partnership, as servicer (the "Servicer") and JPMORGAN CHASE BANK, a New York banking corporation, as trustee (the "Trustee").

         The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of (i) four real estate mortgage investment conduits,
(ii) the right to receive (x) prepayment penalties on the Mortgage Loans, (y) amounts paid by the Servicer or the Seller in respect of prepayment charges or waivers thereof pursuant to this Agreement and (z) amounts received in respect of any indemnification paid as a result of a prepayment charge being unenforceable in breach of the representations and warranties set forth in the Sale Agreement, (iii) the grantor trusts described in Section 2.07 hereof and
(iv) the Cap Contract and Cap Contract Account. REMIC 1 will consist of all of the assets constituting the Trust Fund (other than the assets described in clauses (ii), (iii) and (iv) above, the REMIC 1 Regular Interests, the REMIC 2 Regular Interests and the REMIC 3 Regular Interests) and will be evidenced by the REMIC 1 Regular Interests (which will be uncertificated and will represent the "regular interests" in REMIC 1) and the Class LT1-R Interest as the single "residual interest" in REMIC 1. The Trustee will hold the REMIC 1 Regular Interests. REMIC 2 will consist of the REMIC 1 Regular Interests and will be evidenced by the REMIC 2 Regular Interests (which will represent the "regular interests" in REMIC 2) and the Class LT2-R Interest as the single "residual interest" in REMIC 2. REMIC 3 will consist of the REMIC 2 Regular Interests, other than the REMIC 2 IO Interests, and will be evidenced by the REMIC 3 Regular Interests (which will represent the "regular interests" in REMIC 3) and the Class LT3-R Interest as the single "residual interest" in REMIC 3. REMIC 4 will consist of the REMIC 3 Regular Interests and the REMIC 2 IO Interests and will be evidenced by the REMIC 4 Regular Interests (which will represent the "regular interests" in REMIC 4) and the Residual Interest as the single "residual interest" in REMIC 4. The Class R Certificate will represent beneficial ownership of the Class LT1-R Interest, Class LT2-R Interest, Class LT3-R Interest and the Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

REMIC 1

         The following table specifies the class designation, interest rate, and initial principal amount for each class of REMIC 1 Interests.

Designation        Interest Rate           Initial Principal Amount
-----------        -------------           ------------------------
LT1-1                  (1)                 $          38,998,882.37
LT1-2                  (1)                 $          36,104,536.56
LT1-3                  (1)                 $          33,424,821.59
LT1-4                  (1)                 $          30,943,833.32
LT1-5                  (1)                 $          28,646,831.58
LT1-6                  (1)                 $          26,520,209.79
LT1-7                  (1)                 $          24,551,325.99
LT1-8                  (1)                 $          22,728,489.25
LT1-9                  (1)                 $          21,040,874.49
LT1-10                 (1)                 $          19,478,455.27
LT1-11                 (1)                 $          18,031,943.62
LT1-12                 (1)                 $          16,692,772.47
LT1-13                 (1)                 $          15,452,968.88
LT1-14                 (1)                 $          14,305,165.63
LT1-15                 (1)                 $          13,242,541.27

LT1-16                 (1)                 $          12,258,779.78
LT1-17                 (1)                 $          11,348,033.14
LT1-18                 (1)                 $          10,504,886.67
LT1-19                 (1)                 $           9,724,326.90
LT1-20                 (1)                 $           9,001,711.93
LT1-21                 (1)                 $           8,329,938.54
LT1-22                 (1)                 $           7,707,819.46
LT1-23                 (1)                 $           7,135,316.30
LT1-24                 (1)                 $           6,605,315.13
LT1-25                 (1)                 $           6,114,644.62
LT1-26                 (1)                 $           5,660,388.57
LT1-27                 (1)                 $           5,239,846.86
LT1-28                 (1)                 $           4,850,519.38
LT1-29                 (1)                 $           4,490,091.32
LT1-30                 (1)                 $          55,864,729.32
LT1-X                  (1)                 $               8,837.25
LT1-R                  (2)                                       (2)

---------------------
     (1) For any Distribution Date, the interest rate for each REMIC 1 Regular Interest shall be a per annum rate equal to Net Rate for such Distribution Date.

     (2) The Class LT1-R Interest shall represent the sole class of residual interest in REMIC 1. The Class LT1-R Interest will not have a principal amount or an interest rate. The Class LT1-R Interest shall be represented by the Class R Certificate.

REMIC 2

         The following table specifies the class designation, Adjustment Period, interest rate, and initial principal amount or initial notional amount for each class of REMIC 2 Interests.

                                                            Initial Principal
                                                            Amount or Initial
                                                            Notional Principal
Designation        Interest Rate   Adjustment Period            Amount (5)
-----------        -------------   -----------------        ------------------
LT2-1                   (1)          April 2004             $    38,998,882.37
LT2-2                   (1)          May 2004               $    36,104,536.56
LT2-3                   (1)          June 2004              $    33,424,821.59
LT2-4                   (1)          July 2004              $    30,943,833.32
LT2-5                   (1)          August 2004            $    28,646,831.58
LT2-6                   (1)          September 2004         $    26,520,209.79
LT2-7                   (1)          October 2004           $    24,551,325.99
LT2-8                   (1)          November 2004          $    22,728,489.25
LT2-9                   (1)          December 2004          $    21,040,874.49
LT2-10                  (1)          January 2005           $    19,478,455.27
LT2-11                  (1)          February 2005          $    18,031,943.62
LT2-12                  (1)          March 2005             $    16,692,772.47
LT2-13                  (1)          April 2005             $    15,452,968.88
LT2-14                  (1)          May 2005               $    14,305,165.63
LT2-15                  (1)          June 2005              $    13,242,541.27
LT2-16                  (1)          July 2005              $    12,258,779.78

LT2-17                  (1)          August 2005            $    11,348,033.14
LT2-18                  (1)          September 2005         $    10,504,886.67
LT2-19                  (1)          October 2005           $     9,724,326.90
LT2-20                  (1)          November 2005          $     9,001,711.93
LT2-21                  (1)          December 2005          $     8,329,938.54
LT2-22                  (1)          January 2006           $     7,707,819.46
LT2-23                  (1)          February 2006          $     7,135,316.30
LT2-24                  (1)          March 2006             $     6,605,315.13
LT2-25                  (1)          April 2006             $     6,114,644.62
LT2-26                  (1)          May 2006               $     5,660,388.57
LT2-27                  (1)          June 2006              $     5,239,846.86
LT2-28                  (1)          July 2006              $     4,850,519.38
LT2-29                  (1)          August 2006            $     4,490,091.32
LT2-30                  (1)          September 2006         $    55,864,729.32
LT2-X                   (2)          N/A                    $         8,837.25
LT2-1-IO                (3)          April 2004             $    38,998,882.37
LT2-I-2-IO              (3)          May 2004               $    36,104,536.56
LT2-I-3-IO              (3)          June 2004              $    33,424,821.59
LT2-I-4-IO              (3)          July 2004              $    30,943,833.32
LT2-I-5-IO              (3)          August 2004            $    28,646,831.58
LT2-I-6-IO              (3)          September 2004         $    26,520,209.79
LT2-I-7-IO              (3)          October 2004           $    24,551,325.99
LT2-I-8-IO              (3)          November 2004          $    22,728,489.25
LT2-I-9-IO              (3)          December 2004          $    21,040,874.49
LT2-I-10-IO             (3)          January 2005           $    19,478,455.27
LT2-I-11-IO             (3)          February 2005          $    18,031,943.62
LT2-I-12-IO             (3)          March 2005             $    16,692,772.47
LT2-I-13-IO             (3)          April 2005             $    15,452,968.88
LT2-I-14-IO             (3)          May 2005               $    14,305,165.63
LT2-I-15-IO             (3)          June 2005              $    13,242,541.27
LT2-I-16-IO             (3)          July 2005              $    12,258,779.78
LT2-I-17-IO             (3)          August 2005            $    11,348,033.14
LT2-I-18-IO             (3)          September 2005         $    10,504,886.67
LT2-I-19-IO             (3)          October 2005           $     9,724,326.90
LT2-I-20-IO             (3)          November 2005          $     9,001,711.93
LT2-I-21-IO             (3)          December 2005          $     8,329,938.54
LT2-I-22-IO             (3)          January 2006           $     7,707,819.46
LT2-I-23-IO             (3)          February 2006          $     7,135,316.30
LT2-I-24-IO             (3)          March 2006             $     6,605,315.13
LT2-I-25-IO             (3)          April 2006             $     6,114,644.62
LT2-I-26-IO             (3)          May 2006               $     5,660,388.57
LT2-I-27-IO             (3)          June 2006              $     5,239,846.86
LT2-I-28-IO             (3)          July 2006              $     4,850,519.38
LT2-I-29-IO             (3)          August 2006            $     4,490,091.32
LT2-I-30-IO             (3)          September 2006         $    55,864,729.32
LT2-R                   (4)          N/A                                    (4)

---------------------
     (1) For any Distribution Date during or prior to the related Adjustment Period, the interest rate for each REMIC 2 Interest that does not contain "IO" in its designation (other than the LT2-X Interest) shall be a per annum rate equal to the greater of (i) the Net Rate for such Distribution

         Date minus 2.00% and (ii) 0.00%. For any Distribution Date after the related Adjustment Period, the interest rate for each such REMIC 2 Interest shall be the Net Rate.

     (2) For any Distribution Date, the interest rate for the LT2-X Interest shall be a per annum rate equal to the Net Rate for such Distribution Date.

     (3) For any Distribution Date during or prior to the related Adjustment Period, the interest rate for each REMIC 2 Interest that contains an "IO" in its designation shall be a per annum rate equal to 2.00% subject to a cap equal to the Net Rate. For any Distribution Date after the related Adjustment Period, the interest rate for each such REMIC 2 Interest shall be 0.00%.

     (4) The Class LT2-R Interest shall represent the sole class of residual interest in REMIC 2. The Class LT2-R Interest will not have a principal amount or an interest rate. The Class LT2-R Interest shall be represented by the Class R Certificate.

     (5) The REMIC 2 IO Interests are interest-only interests and are not entitled to payments of principal.

REMIC 3

         The following table specifies the class designation, interest rate, and initial principal amount for each class of REMIC 3 Interests.

                                                                Corresponding
Designation      Interest Rate      Initial Principal Amount     Certificate
-----------      -------------      ------------------------    -------------
LT3-A1A               (1)           $   107,564,000.00000000      Class A-1A
LT3-A1B               (1)           $     5,661,000.00000000      Class A-1B
LT3-A2                (1)           $   103,337,500.00000000      Class A-2
LT3-M1                (1)           $    17,062,500.00000000      Class M-1
LT3-M2                (1)           $    13,781,500.00000000      Class M-2
LT3-M3                (1)           $     4,594,000.00000000      Class M-3
LT3-B1                (1)           $     7,219,000.00000000      Class B-1
LT3-B2                (1)           $     3,280,500.00000000      Class B-2
LT3-AR                (1)           $            50.00000000       Class R
LT3-X                 (1)           $   262,478,787.25000000         N/A
LT3-R                 (2)                                 (2)        N/A

---------------------
     (1) For any Distribution Date, the interest rate for the LT3-A1A Interest, the LT3-A1B Interest, the LT3-A2 Interest, the LT3-A3 Interest, the LT3-M1 Interest, the LT3-M2 Interest, the LT3-M3 Interest, the LT3-B1 Interest, the LT3-B2 Interest, the LT3-X Interest and the LT3-AR Interest shall be a per annum rate equal to the weighted average interest rate of the REMIC 2 Regular Interests (other than the REMIC 2 IO Interests) for such Distribution Date, weighted on the basis of their respective principal balances.

     (2) The Class LT3-R Interest shall represent the sole class of residual interest in REMIC 3. The Class LT3-R Interest will not have a principal amount or an interest rate. The Class LT3-R Interest shall be represented by the Class R Certificate.

         All computations with respect to any REMIC 3 Interest shall be taken out to ten decimal places.

         All covenants and agreements made by the Seller in the Sale Agreement and by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, the NIM Insurer.

         In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accepted Servicing Practices: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgages Loans in the jurisdictions in which the related Mortgaged Properties are located.

         Accrual Period: With respect to each Class of Certificates (other than the Class X Certificates) and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date. With respect to the Class X Certificates, the REMIC 1 Regular Interests, the REMIC 2 Regular Interests and the REMIC 3 Regular Interests, the calendar month preceding the month in which such Distribution Date occurs. All calculations of interest on each Class of Certificates (other than the Class X Certificates) will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year. All calculations of interest on the Class X Certificates, the REMIC 1 Regular Interests, the REMIC 2 Regular Interests and the REMIC 3 Regular Interests will be made on the basis of 30 days in the related Accrual Period and a 360 day year.

         Adjustable Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate which is adjustable.

         Adjusted Net Rate: With respect to any Distribution Date, the per annum rate equal to 12 times the amount determined by dividing (i) the excess of (a) the total scheduled interest on the Mortgage Loans in the related Due Period based on the Net Mortgage Rates in effect on the related Due Date over (b) the Class X Current Interest by (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date).

         Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

         Adjustment Period: As set forth in the "REMIC 2" table in the Preliminary Statement.

         Advance: The aggregate of the advances required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of the aggregate of payments of principal and interest (net of the Servicing Fee Rate) on the Mortgage Loans that were due during the applicable Due Period and not received as of the close of business on the related Determination Date, less the aggregate amount of any such Delinquent payments that the Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto; provided, however, that with respect to any Mortgage Loan that is (x) a second lien Mortgage

Loan or (y) has been converted to an REO Property, the obligation to make advances shall only be to payments of interest.

         Advance Facility: A financing or other facility as described in Section 10.14(a).

         Advance Facility Notice: As defined in Section 10.14(b).

         Advance Financing Person: As defined in Section 10.14(a).

         Advance Reimbursement Amounts: As defined in Section 10.14(a).

         Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class A-1A Certificate Principal Balance, the Class A-1B Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance in each case as of such date of determination.

         Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

         Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which, the sum of (i) the Aggregate Certificate Principal Balance and (ii) the Class C Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

         Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property, the "Appraised Value" of a Mortgaged Property is the lesser of (1) the appraised value based on an appraisal made for the Seller by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

         Auction Termination: The termination of the Trust Fund hereunder pursuant to Section 9.01(a)(i) hereof.

         Auction Termination Amount: The purchase price received by the Trustee in connection with any purchase of all of the Mortgage Loans pursuant to Section 9.01(a) (i).

         Auction Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         Auction Termination Price: In the case of an Auction Termination, as of the initial Distribution Date on or after the Auction Termination Date, an amount equal to the sum of (A) the aggregate Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan that has become an REO Property), plus accrued interest thereon at the applicable Mortgage Rate through the Due Date preceding distribution of the proceeds, the fair market value of any REO Property, plus accrued interest thereon, (B) any unreimbursed out-of-pocket costs and expenses owed to the Trustee (including any costs and expenses incurred in connection with the Auction Termination) or the Servicer and any unreimbursed Servicing Fees, Advances and Servicing Advances, (C) all interest accrued on, as well as amounts necessary to retire the principal balance of, the notes guaranteed by the NIM Insurer, (D) any and all amounts then owed to the NIM Insurer and (E) any costs and damages incurred by the Trust Fund (or the Trustee on behalf of the Trust Fund) in connection with any violation of any anti-predatory or anti-abusive lending laws.

         Available Funds Cap: with respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date less the Current Interest on the Class X Certificates, divided by (y) the aggregate Certificate Principal Balance (prior to distributions on such Distribution Date) of the Class A-1A, Class A-1B, Class A-2, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class R Certificates and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period.

         Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 15 years which provides for level monthly payments of principal and interest based on a 30-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

         Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each of the Class A-1A, Class A-1B, Class A-2, Class X, Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates constitutes a Class of Book-Entry Certificates.

         Business Day: Any day other than (1) a Saturday or a Sunday, or (2) a day on which banking institutions in the State of Texas, State of Delaware, and in the City of New York, New York are authorized or obligated by law or executive order to be closed.

         Cap Contract: The amended confirmation and agreement and any related confirmation thereto, between the Trust Fund or Trustee and Credit Suisse First Boston International (in the form of Exhibit O hereto).

         Cap Contract Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.04(j) in the name of the Trustee for the benefit of the Trust Fund and designated

"JPMorgan Chase Bank, as trustee, in trust for registered holders of Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-BC1." Funds in the Cap Contract Account shall be held in trust for the Trust Fund for the uses and purposes set forth in this Agreement.

         Cap Contract Notional Balance: With respect to any Distribution Date, the Cap Contract Notional Balance set forth below for such Distribution Date:

                           ONE-MONTH LIBOR CAP TABLE

                                                                    1ML STRIKE       1ML STRIKE
             BEGINNING                         NOTIONAL BALANCE    LOWER COLLAR     UPPER COLLAR
PERIOD        ACCRUAL       ENDING ACCRUAL           ($)                (%)              (%)
------       --------       --------------     ----------------    ------------     ------------
   1         03/30/04          04/25/04         525,000,000.00         5.261            9.000
   2         04/25/04          05/25/04         519,880,888.93         4.656            9.000
   3         05/25/04          06/25/04         513,650,295.94         4.612            9.000
   4         06/25/04          07/25/04         506,316,435.80         4.881            9.000
   5         07/25/04          08/25/04         497,896,813.35         4.810            9.000
   6         08/25/04          09/25/04         488,414,316.55         4.895            9.000
   7         09/25/04          10/25/04         477,901,407.90         5.146            9.000
   8         10/25/04          11/25/04         466,628,617.08         5.043            9.000
   9         11/25/04          12/25/04         454,670,788.34         5.287            9.000
  10         12/25/04          01/25/05         442,379,832.73         5.169            9.000
  11         01/25/05          02/25/05         430,414,317.18         5.228            9.000
  12         02/25/05          03/25/05         418,780,150.64         5.875            9.000
  13         03/25/05          04/25/05         407,467,913.36         5.334            9.000
  14         04/25/05          05/25/05         396,468,521.22         5.571            9.000
  15         05/25/05          06/25/05         385,773,150.16         5.430            9.000
  16         06/25/05          07/25/05         375,373,228.62         5.665            9.000
  17         07/25/05          08/25/05         365,260,434.67         5.518            9.000
  18         08/25/05          09/25/05         355,426,695.19         5.559            9.000
  19         09/25/05          10/25/05         345,857,913.26         5.792            9.000
  20         10/25/05          11/25/05         334,490,616.51         5.631            9.000
  21         11/25/05          12/25/05         319,387,858.25         6.465            9.000
  22         12/25/05          01/25/06         304,992,883.50         7.276            9.000
  23         01/25/06          02/25/06         291,374,680.15         7.306            9.000
  24         02/25/06          03/25/06         278,459,274.23         8.119            9.000
  25         03/25/06          04/25/06         267,401,280.36         7.320            9.000
  26         04/25/06          05/25/06         259,278,618.29         7.593            9.000
  27         05/25/06          06/25/06         251,475,416.03         7.580            9.000
  28         06/25/06          07/25/06         243,926,590.98         8.238            9.000
  29         07/25/06          08/25/06         236,625,501.66         7.986            9.000
  30         08/25/06          09/25/06         229,556,464.61         7.998            9.000
  31         09/25/06          10/25/06         222,711,589.22         8.750            9.000
  32         10/25/06          11/25/06         216,083,443.74         8.449            9.000
  33         11/25/06          12/25/06         209,664,849.90         8.970            9.000

Cap Contract Termination Date: The Distribution Date in December 2006.

         Certificate: Any one of the certificates of any Class executed by the Trustee and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A.

         Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(f) in the name of the Trustee for the benefit of the Certificateholders and designated "JPMorgan Chase Bank, as trustee, in trust for registered holders of Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-BC1." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Certificate Group: Either of Certificate Group One or Certificate Group Two.

         Certificate Group One: The Class A-1A Certificates; the Class A-1B Certificates and the Class R Certificates. For purposes of Section 2.07 hereof, Certificate Group One shall be related to Group One.

         Certificate Group Two: The Class A-2 Certificates. For purposes of
Section 2.07 hereof, Certificate Group Two shall be related to Group Two.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

         Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (1) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (2) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(h). On each Distribution Date, after distributions and allocations of Realized Losses have been made, a portion of the Class C Interest Carry Forward Amount will be added to the Class C Certificate Principal Balance so that the Class C Certificate Principal Balance equals the Overcollateralization Amount. No interest will accrue on such portion. Notwithstanding the foregoing, on any Distribution Date relating to a Prepayment Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any Class of Certificates then outstanding for which any Realized Loss or any Applied Realized Loss Amount has been applied will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders, to the extent allocable to principal, (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

         Certificate Register: The register maintained pursuant to Section 5.02 hereof.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository) in the case of any Class of Regular Certificates or the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee and the NIM Insurer are entitled to rely conclusively on a certification of the Depositor or any

Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

         Class: All Certificates bearing the same Class designation as set forth in Section 5.01 hereof.

         Class A Certificates: Any of the Class A-1A, Class A-1B and Class A-2 Certificates.

         Class A Principal Distribution Amount: With respect to any Distribution Date (1) prior to the Stepdown Date or any Distribution Date on which a Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Trigger Event does not exist, the excess of (A) the Certificate Principal Balance of the Class A and Class R Certificates immediately prior to such Distribution Date over (B) the lesser of
(1) 62.90% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period, and (2) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A and Class R Certificates.

         Class A-1A Certificate: Any Certificate designated as a "Class A-1A Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class A-1A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1A Certificates.

         Class A-1A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1A Pass-Through Rate on the Class A-1A Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Class A-1A Current Interest or a Class A-1A Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1A Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class A-1A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1A Current Interest with respect to prior Distribution Dates (excluding any Class A-1A Interest Carryover Amount) over (B) the amount actually distributed to the Class A-1A Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-1A Pass-Through Rate for the related Accrual Period.

         Class A-1A Interest Carryover Amount: As of any Distribution Date, the sum of (1) if on such Distribution Date the Pass-Through Rate for the Class A-1A Certificates is based upon the Available Funds Cap, the excess of (A) the amount of interest the Class A-1A Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class A-1A Margin for such Distribution Date, up to the Maximum Rate Cap, over (B) the amount of interest payable on the Class A-1A Certificates at the Available Funds Cap, up to but not exceeding the Maximum Rate Cap for such Distribution Date and (2) the Class A-1A Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04(e)(vii), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class A-1A Margin for such Distribution Date.

         Class A-1A Margin: As of any Distribution Date up to and including the Auction Termination Date for the Certificates, 0.220% per annum and, as of any Distribution Date after the Auction Termination Date, 0.440% per annum.

         Class A-1A Pass-Through Rate: For the first Distribution Date, 1.310% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-1A Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class A-1B Certificate: Any Certificate designated as a "Class A-1B Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class A-1B Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1B Certificates.

         Class A-1B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1B Pass-Through Rate on the Class A-1B Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Class A-1B Current Interest or a Class A-1B Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1B Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class A-1B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1B Current Interest with respect to prior Distribution Dates (excluding any Class A-1B Interest Carryover Amount) over (B) the amount actually distributed to the Class A-1B Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-1B Pass-Through Rate for the related Accrual Period.

         Class A-1B Interest Carryover Amount: As of any Distribution Date, the sum of (1) if on such Distribution Date the Pass-Through Rate for the Class A-1B Certificates is based upon the Available Funds Cap, the excess of (A) the amount of interest the Class A-1B Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class A-1B Margin for such Distribution Date, up to the Maximum Rate Cap, over (B) the amount of interest payable on the Class A-1B Certificates at the Available Funds Cap, up to but not exceeding the Maximum Rate Cap for such Distribution Date and (2) the Class A-1B Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04(e)(vii), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class A-1B Margin for such Distribution Date.

         Class A-1B Margin: As of any Distribution Date up to and including the Auction Termination Date for the Certificates, 0.420% per annum and, as of any Distribution Date after the Auction Termination Date, 0.840% per annum.

         Class A-1B Pass-Through Rate: For the first Distribution Date, 1.510% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-1B Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class A-2 Certificate: Any Certificate designated as a "Class A-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class A-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2 Certificates.

         Class A-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2 Pass-Through Rate on the Class A-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Class A-2 Current Interest or a Class A-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class A-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2 Current Interest with respect to prior Distribution Dates (excluding any Class A-1A Interest Carryover Amount) over (B) the amount actually distributed to the Class A-2 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2 Pass-Through Rate for the related Accrual Period.

         Class A-2 Interest Carryover Amount: As of any Distribution Date, the sum of (1) if on such Distribution Date the Pass-Through Rate for the Class A-2 Certificates is based upon the Available Funds Cap, the excess of (A) the amount of interest the Class A-2 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class A-2 Margin for such Distribution Date, up to the Maximum Rate Cap, over (B) the amount of interest payable on the Class A-2 Certificates at the Available Funds Cap, up to but not exceeding the Maximum Rate Cap for such Distribution Date and (2) the Class A-2 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04(e)(vii), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class A-2 Margin for such Distribution Date.

         Class A-2 Margin: As of any Distribution Date up to and including the Auction Termination Date for the Certificates, 0.230% per annum and, as of any Distribution Date after the Auction Termination Date, 0.460% per annum.

         Class A-2 Pass-Through Rate: For the first Distribution Date, 1.320% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2 Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

         Class B-1 Certificate: Any Certificate designated as a "Class B-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

         Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Class B-1 Current Interest or a Class B-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates (excluding any Class B-1 Interest Carryover Amount) over (B) the amount actually distributed to the Class B-1 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period.

         Class B-1 Interest Carryover Amount: As of any Distribution Date, the sum of (1) if on such Distribution Date the Pass-Through Rate for the Class B-1 Certificates is based upon the Available Funds Cap, the excess of (A) the amount of interest the Class B-1 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class B-1 Margin for such Distribution Date, up to the Maximum Rate Cap, over (B) the amount of interest payable on the Class B-1 Certificates at the Available Funds Cap, up to but not exceeding the Maximum Rate Cap for such Distribution Date and (2) the Class B-1 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04(e)(vii), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class B-1 Margin for such Distribution Date.

         Class B-1 Margin: As of any Distribution Date up to and including the Auction Termination Date for the Certificates, 1.700% per annum and, as of any Distribution Date after the Auction Termination Date, 2.550% per annum.

         Class B-1 Pass-Through Rate: For the first Distribution Date, 2.790% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-1 Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Certificate Principal Balances of the Class A, Class R and Class M Certificates have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the sum of the Certificate Principal Balances of the Class A and Class R Certificates (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 95.40% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of the Class A Certificates, Class R Certificates and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class R and Class M Certificates and (II) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate Principal Balance.

         Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-1 Applied Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance.

         Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

         Class B-2 Certificate: Any Certificate designated as a "Class B-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class B-2-Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

         Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Class B-2 Current Interest or a Class B-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates (excluding any Class B-2 Interest Carryover Amount) over (B) the amount actually distributed to the Class B-2 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period.

         Class B-2 Interest Carryover Amount: As of any Distribution Date, the sum of (1) if on such Distribution Date the Pass-Through Rate for the Class B-2 Certificates is based upon the Available Funds Cap, the excess of (A) the amount of interest the Class B-2 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class B-2 Margin for such Distribution Date, up to the Maximum Rate Cap, over (B) the amount of interest payable on the Class B-1 Certificates at the Available Funds Cap, up to but not exceeding the Maximum Rate Cap for such Distribution Date and (2) the Class B-2 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04(e)(vii), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class B-2 Margin for such Distribution Date.

         Class B-2 Margin: As of any Distribution Date up to and including the Auction Termination Date for the Certificates, 2.750% per annum and, as of any Distribution Date after the Auction Termination Date, 4.125% per annum.

         Class B-2 Pass-Through Rate: For the first Distribution Date, 3.840% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-2 Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Certificate Principal Balances of the Class A, Class R, Class M and Class B-1 Certificates have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the sum of the Certificate Principal Balances of the Class A and Class R Certificates (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date) and (F) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 97.90% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of the Class A Certificates, Class R Certificates, Class M Certificates and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class R, Class M and Class B-1 Certificates and (II) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal Balance.

         Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-2 Applied Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class C Certificates.

         Class C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class C Certificates.

         Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate of the principal balance of the Mortgage Loans outstanding as of the beginning of such Accrual Period, plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class C Certificates.

         Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the REMIC 3 Regular Interests over (b) two times the weighted average of the interest rates on the REMIC 3 Regular Interests (treating for purposes of this clause (b) the interest rate on each of the REMIC 3 Marker Interests as being subject to a cap equal to the interest rate of the Corresponding Certificate and treating the interest rate on the Class LT3-X Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the REMIC 3 Regular Interests immediately prior to any date of determination.

         Class C Interest Carry Forward Amount: As of any Distribution Date, the excess of (A) the Class C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates.

         Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class C Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class C Applied Realized Loss Amount on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class C Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class M Certificates: Any of the Class M-1, Class M-2 and Class M-3 Certificates.

         Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

         Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

         Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Class M-1 Current Interest or a Class M-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates (excluding any Class M-1 Interest Carryover Amount) over (B) the amount actually distributed to the Class M-1 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

         Class M-1 Interest Carryover Amount: As of any Distribution Date, the sum of (1) if on such Distribution Date the Pass-Through Rate for the Class M-1 Certificates is based upon the Available Funds Cap, the excess of (A) the amount of interest the Class M-1 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class M-1 Margin for such Distribution Date, up to the Maximum Rate Cap, over (B) the amount of interest payable on the Class M-1 Certificates at the Available Funds Cap, up to but not exceeding the Maximum Rate Cap for such Distribution Date and (2) the Class M-1 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04(e)(vii), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class M-1 Margin for such Distribution Date.

         Class M-1 Margin: As of any Distribution Date up to and including the Auction Termination Date for the Certificates, 0.510% per annum and, as of any Distribution Date after the Auction Termination Date, 0.765% per annum.

         Class M-1 Pass-Through Rate: For the first Distribution Date, 1.600% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-1 Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Certificate Principal Balances of the Class A and Class R Certificates have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the sum of the Certificate Principal Balances of the Class A and Class R Certificates (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class M-1 Certificate Principal Balance immediately prior to such Distribution Date over
(2) the lesser of (A) 75.90% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of the Class A Certificates and Class R Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates and Class R Certificates and (II) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal Balance.

         Class M-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-1 Applied Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

         Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

         Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Class M-2 Current Interest or a Class M-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates (excluding any Class M-2 Interest Carryover Amount) over (B) the amount actually distributed to the Class M-2 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

         Class M-2 Interest Carryover Amount: As of any Distribution Date, the sum of (1) if on such Distribution Date the Pass-Through Rate for the Class M-2 Certificates is based upon the Available Funds Cap, the excess of (A) the amount of interest the Class M-2 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class M-2 Margin for such Distribution Date, up to the Maximum Rate Cap, over (B) the amount of interest payable on the Class M-2 Certificates at the Available Funds Cap, up to but not exceeding the Maximum Rate Cap for such Distribution Date and (2) the Class M-2 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04(e)(vii), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class M-2 Margin for such Distribution Date.

         Class M-2 Margin: As of any Distribution Date up to and including the Auction Termination Date for the Certificates, 1.070% per annum and, as of any Distribution Date after the Auction Termination Date, 1.605% per annum.

         Class M-2 Pass-Through Rate: For the first Distribution Date, 2.160% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-2 Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Certificate Principal Balances of the Class A, Class R and Class M-1 Certificates have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the sum of the Certificate Principal Balances of the Class A and Class R Certificates (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date) and
(C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 86.40% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing,

(I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, Class R Certificates and the Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class R and Class M-1 Certificates and (II) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-2 Certificate Principal Balance.

         Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-2 Applied Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class M-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-3 Certificates.

         Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class M-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-3 Certificates.

         Class M-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Class M-3 Current Interest or a Class M-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-3 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class M-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-3 Current Interest with respect to prior Distribution Dates (excluding any Class M-3 Interest Carryover Amount) over (B) the amount actually distributed to the Class M-3 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-3 Pass-Through Rate for the related Accrual Period.

         Class M-3 Interest Carryover Amount: As of any Distribution Date, the sum of (1) if on such Distribution Date the Pass-Through Rate for the Class M-3 Certificates is based upon the Available Funds Cap, the excess of (A) the amount of interest the Class M-3 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class M-3 Margin for such Distribution Date, up to the Maximum Rate Cap, over (B) the amount of interest payable on the Class M-3 Certificates at the Available Funds Cap, up to but not exceeding the Maximum Rate Cap for such Distribution Date and (2) the Class M-3 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to
Section 4.04(e)(vii), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class M-3 Margin for such Distribution Date.

         Class M-3 Margin: As of any Distribution Date up to and including the Auction Termination Date for the Certificates, 1.300% per annum and, as of any Distribution Date after the Auction Termination Date, 1.950% per annum.

         Class M-3 Pass-Through Rate: For the first Distribution Date, 2.39% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-3 Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class M-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Certificate Principal Balances of the Class A, Class R, Class M-1 and Class M-2 Certificates have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the sum of the Certificate Principal Balances of the Class A and Class R Certificates (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class M-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 89.90% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of the Class A Certificates, the Class R Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class R, Class M-1 and Class M-2 Certificates and (II) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-3 Certificate Principal Balance.

         Class M-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-3 Applied Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class P Certificate: Any Certificate designated as a Class P Certificate on the face thereof, executed by the Trustee and authenticated by the Trustee in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

         Class R Certificate: The Class R Certificate executed by the Trustee and authenticated by the Trustee in substantially the form set forth in Exhibit A.

         Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

         Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Class R Current Interest or a Class R Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class R Certificate. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates (excluding any Class R Interest Carryover Amount) over (B) the amount actually distributed to the Class R Certificate with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period.

         Class R Interest Carryover Amount: As of any Distribution Date, the sum of (1) if on such Distribution Date the Pass-Through Rate for the Class R Certificate is based upon the Available Funds Cap, the excess of (1) the amount of interest the Class R Certificate would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class R Margin for such Distribution Date, up to the Maximum Rate Cap, over (2) the amount of interest payable on the Class R Certificate at the Available Funds Cap, up to but not exceeding the Maximum Rate Cap for such Distribution Date and (2) the Class R Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(e)(vii), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class R Margin for such Distribution Date.

         Class R Margin: As of any Distribution Date up to and including the Auction Termination Date for the Certificates, 0.220% per annum and, as of any Distribution Date after the Auction Termination Date, 0.440% per annum.

         Class R Pass-Through Rate: For the first Distribution Date, 1.310% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class R Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class X Certificate: Any Certificate designated as a "Class X Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class X Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class X Pass-Through Rate on the Class X Notional Amount as of such Distribution Date, plus the interest portion of any previous distributions in respect of Class X Current Interest or Class X Interest Carry Forward Amounts that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class X Certificates.

         Class X Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class X Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class X Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class X Pass-Through Rate for the related Accrual Period.

         Class X Notional Amount: With respect to any of the first thirty Distribution Dates, will equal the lesser of (i) the amount specified on the Class X Notional Balance Schedule below and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date). Beginning with the Distribution Date in October 2006, and thereafter zero.

                        CLASS X NOTIONAL BALANCE SCHEDULE

PERIOD         BALANCE SCHEDULE ($)
----------------------------------
  1               525,000,000.00
  2               486,001,117.63
  3               449,896,581.07
  4               416,471,759.48
  5               385,527,926.16
  6               356,881,094.58
  7               330,360,884.79
  8               305,809,558.80
  9               283,081,069.55
  10              262,040,195.06
  11              242,561,739.79
  12              224,529,796.17
  13              207,837,023.70
  14              192,384,054.82
  15              178,078,889.19
  16              164,836,347.92
  17              152,577,568.14
  18              141,229,535.00
  19              130,724,648.33
  20              121,000,321.43
  21              111,998,609.50
  22              103,668,670.96
  23               95,960,851.50
  24               88,825,535.20
  25               82,220,220.07
  26               76,105,575.45
  27               70,445,186.88
  28               65,205,340.02
  29               60,354,820.64
  30               55,864,729.32
  31                        0.00

         Class X Pass-Through Rate: As of any Distribution Date, the lesser of
(1) 2.00% and (2) the weighted average Net Mortgage Rate on the Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date. As of any Distribution Date on or after October 25, 2006, 0.00%.

         Clean Up Call: The termination of the Trust Fund hereunder pursuant to
Section 9.01(a)(ii).

         Clean Up Call Date: The second Distribution Date immediately following the Auction Termination Date.

         Clean Up Call Price: An amount equal to the sum of (a) the aggregate Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan that is an REO Property), plus accrued interest thereon at the applicable Mortgage Rate through the Due Date preceding distribution of the proceeds, the fair market value of any REO Property, plus accrued interest thereon, (b) any unreimbursed out-of-pocket expenses owed to the Trustee (including the costs and expenses of conducting the auction described in Section 9.01(a)) or the Servicer and any unreimbursed Servicing Fees, Advances or Servicing Advances, (c) all interest accrued on, as well as amounts necessary to retire the principal balance of the notes guaranteed by the NIM Insurer, (d) any amounts owed to the NIM Insurer at the time the Clean Up Call is exercised and (e) any costs and damages incurred by the Trust Fund (or the Trustee on behalf of the Trust Fund) in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws.

         Closing Date:  March 30, 2004.

         Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         Collection Account: The separate Eligible Account created and initially maintained by the Servicer pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and designated "Litton Loan Servicing LP, in trust for registered holders of Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-BC1". Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Combined Loan-to-Value Ratio: For any Mortgage Loan in a second lien position, the fraction, expressed as a percentage, the numerator of which is the sum of (1) the original principal balance of the related Mortgage Loan and (2) any outstanding principal balances of Mortgage Loans the liens on which are senior to the lien on such related Mortgage Loan (such sum calculated at the date of origination of such related Mortgage Loan) and the denominator of which is the lesser of (A) the Appraised Value of the related Mortgaged Property and
(B) the sales price of the related Mortgaged Property at time of origination.

         Compensating Interest: With respect to any Mortgage Loan and any Distribution Date, an amount equal to the portion of any Prepayment Interest Shortfalls required to be deposited in the Collection Account by the Servicer pursuant to Section 4.02 hereof.

         Corresponding Certificates: With respect to the Class LT3-A1A Interest, the Class A-1A Certificates. With respect to the Class LT3-A1B Interest, the Class A-1B Certificates. With respect to the Class LT3-A2 Interest, the Class A-2 Certificates. With respect to the Class LT3-M1 Interest, the Class M-1 Certificates. With respect to the Class LT3-M2 Interest, the Class M-2 Certificates. With respect to the Class LT3-M3 Interest, the Class M-3 Certificates. With respect to the Class LT3-B1 Interest, the Class B-1 Certificates. With respect to the Class LT3-B2 Interest, the Class B-2 Certificates. With respect to the Class LT3-AR Interest, the Class R Certificates.

         Credit Risk Management Agreement: The Credit Risk Management Agreement dated as of March 30, 2004 between the Depositor and the Credit Risk Manager.

         Credit Risk Manager: The Murrayhill Company, a Colorado corporation, or its successor in interest.

         Credit Risk Manager Fee: The fee payable on each Distribution Date to the Credit Risk Manager as compensation for all services rendered by it in exercise and performance of any of the powers and duties of the Credit Risk Manager under the Credit Risk Management Agreement, which amount shall equal one-twelfth of the product of (1) the Credit Risk Manager Fee Rate and (2) the Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

         Credit Risk Manager Fee Rate:  0.015% per annum.

         Current Interest: Any of the Class A-1A Current Interest, the Class A-1B Current Interest, the Class A-2 Current Interest, the Class R Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class M-3, Current Interest Class B-1 Current Interest, the Class B-2 Current Interest, Class X Current Interest and the Class C Current Interest.

         Cut-off Date:  March 1, 2004.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates on and after the Cut-off Date.

         Definitive Certificates:  As defined in Section 5.06.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

         Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

         Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

         Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or its successor in

         Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement between the Trustee and the initial Depository.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Designated Transaction: A transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single family residential, multi-family residential, commercial real property or leasehold interests therein.

         Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

         Disqualified Organization: (1) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (2) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax under Chapter 1 of Subtitle A of the Code unless such organization is subject to the tax imposed by Section 511 of the Code and (3) any organization described in Section 1381(a)(2)(C) of the Code.

         Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in April 2004.

         Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

         Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         Eligible Account: An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody's and (B) is either the Depositor or the corporate trust department of a national bank or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee, the NIM Insurer and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P or Prime-1 by Moody's at the time any deposits are held on deposit therein, or (vii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, that is acceptable to the Rating Agencies, or (viii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Trustee and the NIM Insurer.

         ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

         ERISA Restricted Certificate: The Class C, Class P and Class R Certificate and any other Certificate, unless such other Certificate shall have received a rating from a Rating Agency at the time of a transfer of such other Certificate that is in one of the three (or in the case of Designated Transactions, four) highest generic rating categories.

         Event of Default:  As defined in Section 7.01 hereof.

         Excess Interest: On any Distribution Date, for each Class of Certificates (other than the Class X, Class C and Class P Certificates), the excess of (i) the amount of interest each such Class of Certificates is entitled to receive on such Distribution Date at its Pass-Through Rate over (ii) the amount of interest each such Class of Certificates would have been entitled to receive on such Distribution Date had the Pass-Through Rate for such Class been the product of (I) the Adjusted Net Rate and (II) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

         Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (2) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Existing Servicing Agreement: The Sub-Servicing Agreement between Merrill Lynch Mortgage Lending, Inc., as Owner and Litton Loan Servicing LP, as Servicer, dated as of September 1, 2002, as at any time amended and in effect.

         Extra Principal Distribution Amount: With respect to any Distribution Date, (1) prior to the Stepdown Date, the excess of (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date reduced by the Principal Funds with respect to such Distribution Date and
(ii) $5,512,593 over (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date, reduced by the Principal Funds with respect to such Distribution Date and (ii) the greater of (a) 2.10% of the Pool Stated Principal Balances of the Mortgage Loans and (b) the Minimum Required Overcollateralization Amount less (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date; provided, however, that if on any Distribution Date a Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of the then-current Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Trigger Event until the next Distribution Date on which the Trigger Event is not in effect. Notwithstanding the foregoing, the Extra Principal Distribution amount will be zero for each Distribution Date up to and including the Distribution Date in September 2004.

         Fannie Mae: A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FIFO:  As defined in Section 10.14(e).

         Fitch: Fitch, Inc., or its successor in interest.

         Fixed Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed.

         Floating Rate Certificate Carryover: With respect to a Distribution Date, in the event that the Pass-Through Rate for a class of Offered Certificates (other than the Class X Certificates) is based upon the Available Funds Cap or the Maximum Rate Cap, the excess of (1) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the Available Funds Cap or the Maximum Rate Cap, up to but not exceeding greater of (x) the Maximum Rate Cap or (y) the Upper Collar, over (2) the amount of interest such class was entitled to receive on such Distribution Date based on the lesser of
(a) the Available Funds Cap or (b) the Maximum Rate Cap, together with (i) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Available Funds Cap) and (ii) any amount previously distributed with respect to Floating Rate Certificate Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

         Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Grantor Trusts:  The grantor trusts described in Section 2.07 hereof.

         Gross Margin: The percentage set forth in the related Mortgage Note for each of the Adjustable Rate Mortgage Loans which is to be added to the applicable index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for each Adjustable Rate Mortgage Loan.

         Group One: The portion of the Mortgage Pool identified as "Group One" in the Prospectus Supplement.

         Group One Mortgage Loan: Any Mortgage Loan identified in the Group One Mortgage Loan Schedule attached hereto as Exhibit B-2.

         Group One Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-1A, Class A-1B and Class R Certificates and (ii) the product of (x) the Group One Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that with respect to any Distribution Date on which the Class A-1A and Class A-1B Certificates are outstanding and the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero, the Group One Principal Distribution Amount will equal the Class A Principal Distribution Amount.

         Group One Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group One, and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the Mortgage Pool.

         Group Two: The portion of the Mortgage Pool identified as "Group Two" in the Prospectus Supplement.

         Group Two Mortgage Loan: Any Mortgage Loan identified in the Group Two Mortgage Loan Schedule attached hereto as Exhibit B-3.

         Group Two Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the Certificate Principal Balance of the Class A-2 Certificates and (ii) the product of (x) the Group Two Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that with respect to any Distribution Date on which the Class A-2 Certificates are outstanding and the Certificate Principal Balances of the Class A-1A, Class A-1B and Class R Certificates have been reduced to zero, the Group Two Principal Distribution Amount will equal the Class A Principal Distribution Amount.

         Group Two Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group Two, and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the Mortgage Pool.

         Indenture: An indenture relating to the issuance of notes guaranteed by the NIM Insurer.

         Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

         Initial Certificate Principal Balance: With respect to any Certificate (other than the Class P Certificates), the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in
Section 5.01 hereof.

         Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

         Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any insurance policies.

         Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

         Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

         Interest Carry Forward Amount: Any of the Class A-1A Interest Carry Forward Amount, the Class A-1B Interest Carry Forward Amount, the Class A-2 Interest Carry Forward Amount, the Class X Interest Carry Forward Amount, the Class R Interest Carry Forward Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class M-3 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount or the Class B-2 Interest Carry Forward Amount, as the case may be.

         Interest Carryover Amount: Any of the Class A-1A Interest Carryover Amount, the Class A-1B Interest Carryover Amount, the Class A-2 Interest Carryover Amount, the Class R Interest Carryover Amount, the Class M-1 Interest Carryover Amount, the Class M-2 Interest Carryover Amount, the Class M-3 Interest Carryover Amount, the Class B-1 Interest Carryover Amount or the Class B-2 Interest Carryover Amount, as the case may be.

         Interest Determination Date: With respect to the Certificates, for any Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

         Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee and the Credit Risk Manager Fee, (2) all Advances relating to interest with respect to the Mortgage Loans, (3) all Compensating Interest with respect to the Mortgage Loans, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) collected during the related Prepayment Period, (5) proceeds of any purchase pursuant to Sections 2.02, 2.03 or 9.01 (to the extent such proceeds relate to interest) and (6) prepayment penalties received with respect to the Mortgage Loans during the related Prepayment Period, less (A) all Non-Recoverable Advances relating to interest and (B) other amounts reimbursable to the Servicer and the Trustee pursuant to this Agreement and allocable to interest.

         Latest Possible Maturity Date: The first Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date.

         Lender:  As defined in Section 10.14(a).

         LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

         Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

         Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale, sale by the Servicer pursuant to this Agreement or otherwise (including any Subsequent Recoveries related to such Mortgage Loan after such Mortgage Loan becomes a Liquidated Loan) or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

         Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (x) the Appraised Value of the related Mortgaged Property and (y) the sales price of the related Mortgaged Property at the time of origination.

         Losses: Any losses, claims, damages, liabilities or expenses collectively.

         Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note and with respect to each Fixed Rate Mortgage Loan, the rate of interest set forth in the related Mortgage Note.

         Maximum Rate Cap: With respect to a Distribution Date, the per annum rate, adjusted to reflect the length of the related Accrual Period, equal to the weighted average of the maximum lifetime Net Mortgage Rates on the Adjustable Rate Mortgage Loans and the Net Mortgage Rates on the Fixed Rate Mortgage Loans.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

         MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

         MIN:  The loan number for any MERS Loan.

         Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

         Minimum Required Overcollateralization Amount: The product of (x) 0.50% and (y) the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

         Moody's:  Moody's Investors Service, Inc. or its successor in interest.

         MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

         Mortgage: With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument creating a first lien or a first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

         Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Group:  Either of Group One or Group Two.

         Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

         Mortgage Loan Schedule: The lists of Mortgage Loans (as from time to time amended by the Seller to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

         (i)      the loan number;

         (ii)     the unpaid principal balance of the Mortgage Loans;

         (iii)    the Initial Mortgage Rate;

         (iv) the maturity date and the months remaining before maturity date;

         (v)      the original principal balance;

         (vi)     the Cut-off Date Principal Balance;

         (vii)    the first payment date of the Mortgage Loan;

         (viii) the Loan-to-Value Ratio at origination with respect to a first lien Mortgage Loan, or the Combined Loan-to-Value Ratio with respect to a second lien Mortgage Loan;

         (ix) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

         (x)      a code indicating the property type;

         (xi)     with respect to each Adjustable Rate Mortgage Loan:

                  (a)      the frequency of each Adjustment Date;

                  (b)      the next Adjustment Date;

                  (c)      the Maximum Mortgage Rate;

                  (d)      the Minimum Mortgage Rate;

                  (e)      the Mortgage Rate as of the Cut-off Date;

                  (f)      the related Periodic Rate Cap;

                  (g)      the Gross Margin;

         (xiii)   location of the related Mortgaged Property; and

         (xiv) a code indicating whether a prepayment penalty is applicable and, if so, the term of such prepayment penalty

         Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto.

         Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

         Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

         Mortgaged Property: The underlying property securing a Mortgage Loan.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less the sum of (1) the Servicing Fee Rate and (2) the Credit Risk Manager Fee Rate.

         Net Rate: With respect to any Distribution Date, the per annum rate equal to 12 times the amount determined by dividing (i) the total scheduled interest on the Mortgage Loans in the related Due Period based on the Net Mortgage Rates in effect on the related Due Date by (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date).

         NIM Notes:  The notes to be issued pursuant to the Indenture.

         NIM Insurer: Any of the one or more insurers that is guaranteeing certain payments under any NIM Notes.

         NIM Insurer Default: A default by each of the NIM Insurers as such default is defined in the Indenture.

         Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise with respect to the related Mortgage Loan.

         Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current Servicing Advance, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise with respect to the related Mortgage Loan.

         Non-Supported Interest Shortfall:  As defined in Section 4.02.

         Offered Certificates: The Class A-1A, Class A-1B, Class A-2, Class X, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class R Certificates.

         Officer's Certificate: A certificate (1) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (2), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Servicer or the Trustee, as the case may be, as required by this Agreement.

         One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest

Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Trustee as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

                  (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (1) in fact be independent of the Depositor and the Servicer, (2) not have any direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (3) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         OTS:  The Office of Thrift Supervision.

         Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (2) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Trustee and delivered by the Trustee pursuant to this Agreement.

         Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

         Overcollateralization Amount: As of any date of determination, the excess of (1) the Stated Principal Balance of the Mortgage Loans over (2) the Certificate Principal Balance of the Certificates (other than the Class P Certificates and the Class C Certificates).

         Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         Pass Through Margin: For any Class of Offered Certificates, the Class A-1A Margin, the Class A-1B Margin, the Class A-2 Margin, the Class M-1 Margin, the Class M-2 Margin, the Class M-3 Margin, the Class B-1 Margin, the Class B-2 Margin and the Class R Margin.

         Pass-Through Rate: With respect to the Class A-1A Certificates, the Class A-1A Pass-Through Rate; with respect to the Class A-1B Certificates, the Class A-1B Pass-Through Rate; with respect to the Class A-2 Certificates, the Class A-2 Pass-Through Rate; with respect to the Class X Certificates, the Class X Pass-Through Rate; with respect to the Class M-1 Certificates, the Class M-1 Pass-Through Rate; with respect to the Class M-2 Certificates, the Class M-2 Pass-Through Rate; with respect to the Class M-3 Certificates, the Class M-3 Pass-Through Rate; with respect to the Class B-1 Certificates, the Class B-1

Pass-Through Rate; with respect to the Class B-2 Certificates, the Class B-2 Pass-Through Rate; and, with respect to the Class R Certificate, the Class R Pass-Through Rate.

         Percentage Interest:  With respect to:

                  (i) any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Class Certificate Principal Balance of such Class divided by the Class Principal Balance of all Classes; and

                  (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class P Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

         Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

         Permitted Activities: The primary activities of the trust created pursuant to this Agreement which shall be:

                  (i) holding Mortgage Loans transferred from the Depositor and other assets of the Trust Fund, including the Cap Contract and any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents;

                  (ii) issuing Certificates and other interests in the assets of the Trust Fund;

                  (iii) receiving collections on the Mortgage Loans and the Cap Contract and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

                  (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust Fund as a qualified special purpose entity under existing accounting literature.

         Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

                  (iii) commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Trustee or any of its Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by the Trustee or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

                  (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

                  (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

                  (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

                  (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Trustee or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

                  (ix) interests in any money market fund (including those managed or advised by the Trustee or its affiliates) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each such Rating Agency; and

                  (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than the Trustee or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicer and/or the Trustee, shall receive an Opinion of Counsel acceptable to the Servicer and/or the Trustee, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Trust Fund or any REMIC provided for herein and (II) any such investment must be a "permitted investment" within the meaning of
Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

         Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to a Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor, the Trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

         Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balance, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

         Preference Claim:  The meaning set out in Section 4.04(l) hereof.

         Prepayment Assumption: A rate of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Certificates.

         Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment or a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or
9.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or in the case of a partial Principal Prepayment on the amount of such prepayment exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

         Prepayment Period: As to any Distribution Date, the period beginning with the opening of business on the first day of the calendar month preceding the month in which such Distribution Date occurs and ending on the close of business on the last day of such month.

         Principal Distribution Amount: With respect to each Distribution Date, the sum of (1) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

         Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date,
(2) prepayments collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related Prepayment Period or, in the case of a purchase pursuant to Section 9.01, on the Business Day prior to such Distribution Date,
(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c), (5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds related to principal) and (6) all other collections and recoveries in respect of principal during the related Prepayment Period less (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) other amounts reimbursable to the Servicer and the Trustee pursuant to this Agreement and allocable to principal. With respect to any Mortgage Group and any Distribution Date, the sum, without duplication, of the items described in clauses (1) through (6) of the preceding sentence with respect to Mortgage Loans included in such Mortgage Group.

         Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03, 3.12 and 9.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

         Prospectus Supplement: The Prospectus Supplement dated March 25, 2004 relating to the public offering of the Class A-1A, Class A-1B, Class A-2, Class X, Class R, Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates.

         PUD:  A Planned Unit Development.

         Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Seller, pursuant to Section 2.02 or 2.03 hereof, or purchased by the Servicer pursuant to Section 3.12(c) hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest thereon at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any costs and damages incurred by the Trust Fund (or the Trustee on behalf of the Trust Fund) in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws. With respect to any REO Property purchase by the Servicer pursuant to Section 3.12(c) hereof, an amount equal to the fair market value of such REO Property, as determined in good faith by the Servicer.

         Rating Agency: Either of Moody's or S&P . If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         Realized Loss: With respect to (1) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (2) with respect to a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

         Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

         Reference Banks: Barclays Bank PLC, JPMorgan Chase Bank, Citibank, N.A., and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee with the consent of the NIM Insurer which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England and (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date.

         Regular Certificate: Any one of the Class A-1A, Class A-1B, Class A-2, Class X, Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates.

         Relief Act:  The Servicmembers Civil Relief Act.

         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMICs" or "a REMIC" shall mean any of or, as the context requires, both of the Lower Tier REMIC and the Upper Tier REMIC.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

         REMIC 1: A real estate mortgage investment conduit, as described in the Preliminary Statement and Section 2.07.

         REMIC 1 Interests: Each interest in REMIC 1 as described in the Preliminary Statement.

         REMIC 1 Regular Interests: Each REMIC 1 Interest other than the Class LT1-R Interest.

         REMIC 2: A real estate mortgage investment conduit, as described in the Preliminary Statement and Section 2.07.

         REMIC 2 Interests: Each interest in REMIC 2 as described in the Preliminary Statement.

         REMIC 2 IO Interests: Each of the Class LT2-1-IO Interest, LT2-2-IO Interest, LT2-3-IO Interest, LT2-4-IO Interest, LT2-5-IO Interest, LT2-6-IO Interest, LT2-7-IO Interest, LT2-8-IO Interest, LT2-9-IO Interest, LT2-10-IO Interest, LT2-11-IO Interest, LT2-12-IO Interest, LT2-13-IO Interest, LT2-14-IO Interest, LT2-15-IO Interest, LT2-16-IO Interest, LT2-17-IO Interest, LT2-18-IO Interest, LT2-19-IO Interest, LT2-20-IO Interest, LT2-21-IO Interest, LT2-22-IO Interest, LT2-23-IO Interest, LT2-24-IO Interest, LT2-25-IO Interest, LT2-26-IO Interest, LT2-27-IO Interest, LT2-28-IO Interest, LT2-29-IO Interest and LT2-30-IO Interest.

         REMIC 2 Regular Interests: Each REMIC 2 Interest other than the Class LT2-R Interest.

         REMIC 3: A real estate mortgage investment conduit, as described in the Preliminary Statement and Section 2.07.

         REMIC 3 Interests: Each interest in REMIC 3 as described in the Preliminary Statement.

         REMIC 3 Marker Interests: Each of the Class LT3-A1A Interest, the Class LT3-A1B Interest, the Class LT3-A2 Interest, the Class LT3-AR Interest, the Class LT3-M1 Interest, the Class LT3-M2 Interest, the Class LT3-M3 Interest, the Class LT3-B1 Interest and the Class LT3-B2 Interest.

         REMIC 3 Regular Interests: Each REMIC 3 Interest other than the Class LT3-R Interest.

         REMIC 4: A real estate mortgage investment conduit, as described in the Preliminary Statement and Section 2.07.

         REMIC 4 Interests: Each of the REMIC 4 Regular Interests and the Residual Interest.

         REMIC 4 Regular Interests: Each of the Class X Certificates, the REMIC 4 A-1A Interest, the REMIC 4 A-1B Interest, the REMIC 4 A-2 Interest, the REMIC 4 M-1 Interest, the REMIC 4 M-2 Interest, the REMIC 4 M-3 Interest, the REMIC 4 B-1 Interest, the REMIC 4 B-2 Interest and the REMIC 4 C Interest.

         REMIC 4 A-1A Interest: An uncertificated "regular interest" in REMIC 4 having the same rights to payments as the Class A-1A Certificates other than the rights to payments in respect of Excess Interest. The REMIC 4 A-1A Interest will be represented by the Class A-1A Certificates.

         REMIC 4 A-1B Interest: An uncertificated "regular interest" in REMIC 4 having the same rights to payments as the Class A-1B Certificates other than the rights to payments in respect of Excess Interest. The REMIC 4 A-1B Interest will be represented by the Class A-1B Certificates.

         REMIC 4 A-2 Interest: An uncertificated "regular interest" in REMIC 4 having the same rights to payments as the Class A-2 Certificates other than the rights to payments in respect of Excess Interest. The REMIC 4 A-2 Interest will be represented by the Class A-2 Certificates.

         REMIC 4 B-1 Interest: An uncertificated "regular interest" in REMIC 4 having the same rights to payments as the Class B-1 Certificates other than the rights to payments in respect of Excess Interest. The REMIC 4 B-1 Interest will be represented by the Class B-1 Certificates.

         REMIC 4 B-2 Interest: An uncertificated "regular interest" in REMIC 4 having the same rights to payments as the Class B-2 Certificates other than the rights to payments in respect of Excess Interest. The REMIC 4 B-2 Interest will be represented by the Class B-2 Certificates.

         REMIC 4 C Interest: An uncertificated "regular interest" in REMIC 4 having the same rights to payments as the Class C Certificates, except that such interest shall (i) not be treated as having any obligations to make the payments described in Section 2.07(d) hereof, (ii) be treated as entitled to payments treated as distributed to the Class C Certificates pursuant to Section 2.07(d) hereof and (iii) not be treated as entitled to payments treated as distributed to the Class C Certificates pursuant to Section 4.04(j) hereof.

         REMIC 4 M-1 Interest: An uncertificated "regular interest" in REMIC 4 having the same rights to payments as the Class M-1 Certificates other than the rights to payments in respect of Excess Interest. The REMIC 4 M-1 Interest will be represented by the Class M-1 Certificates.

         REMIC 4 M-2 Interest: An uncertificated "regular interest" in REMIC 4 having the same rights to payments as the Class M-2 Certificates other than the rights to payments in respect of Excess Interest. The REMIC 4 M-2 Interest will be represented by the Class M-2 Certificates.

         REMIC 4 M-3 Interest: An uncertificated "regular interest" in REMIC 4 having the same rights to payments as the Class M-3 Certificates other than the rights to payments in respect of Excess Interest. The REMIC 4 M-3 Interest will be represented by the Class M-3 Certificates.

         REO Property: A Mortgaged Property acquired by the Servicer, on behalf of the Trustee for the benefit of the Certificateholders, through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Remittance Report:  The meaning specified in Section 4.04(k) hereof.

         Replacement Mortgage Loan: A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (2) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (A) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (B) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (C) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (D) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (F) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (3) have a similar or higher FICO score or credit grade than that of the Deleted Mortgage Loan; (4) have a Loan-to-Value Ratio (or Combined Loan-to-Value Ratio, in the case of the Mortgage Loans in a second lien position) no higher than that of the Deleted Mortgage Loan; (5) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (6) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan; (7) have the same lien priority as the Deleted Mortgage Loan; (8) constitute the same occupancy type as the Deleted Mortgage Loan; and (9) comply with each representation and warranty set forth in Section 2.03 hereof.

         Request for Release: The Request for Release of Documents submitted by the Servicer to the Trustee, substantially in the form of Exhibit I hereto.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

         Required Percentage: Means on any Distribution Date following a Stepdown Date, the quotient of (1) the excess of (A) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date, over (B) the Certificate Principal Balance of the most senior Class of Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution Date and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

         Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

         Residual Certificate:  The Class R Certificate.

         Residual Interest: An interest in the REMIC 4 that is entitled to all distributions of principal and interest on the Class R Certificate other than
(i) distributions in respect of the Class LT1-R Interest, Class LT2-R Interest and Class LT3-R Interest, and (ii) distributions on the Class R Certificate in respect of Excess Interest.

         Responsible Officer: When used with respect to the Trustee or Servicer, any officer of the Trustee or Servicer with direct responsibility for the administration of this Agreement and also means any other officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

         S&P: Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., or its successor in interest.

         Sale Agreement: The Mortgage Loan Sale and Assignment Agreement dated as of March 31, 2004 between the Depositor and the Seller.

         Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

         Section 302 Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

         Securities Act:  The Securities Act of 1933, as amended.

         Seller: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or its successor in interest.

         Servicer: Litton Loan Servicing LP, a Delaware limited partnership, or its successor in interest.

         Servicer Advance Date: As to any Distribution Date, the related Servicer Remittance Date.

         Servicer Remittance Date: With respect to any Distribution Date, the 18th day (or if such day is not a Business Day, the next succeeding Business
Day) of the month in which the related Distribution Date occurs.

         Servicer Trigger Event: As defined in Section 7.02 hereof.

         Servicer's Assignee:  As defined in Section 10.14(a).

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (1) the preservation, restoration and protection of a Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property and (4) compliance with the obligations under Section 3.10.

         Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

         Servicing Fee Rate:  0.50% per annum.

         Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such lists may from time to time be amended.

         Servicing Rights Pledgee: One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement, including Wachovia Bank, N.A., as the representative of certain lenders.

         Servicing Transfer Costs: In the event that the Servicer does not reimburse the Trustee under the this Agreement, all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans property and effectively.

         SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

         SPV:  As defined in Section 10.14(a).

         Startup Date:  As defined in Section 2.07 hereof.

         Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (1) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (2) as of any Distribution Date, such Cut-off Date Principal Balance, minus the sum of (A) the principal portion of the Scheduled Payments
(x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on the Servicer Advance Date prior to such Distribution Date and (B) all Principal Prepayments with respect to such Mortgage Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the related Due Period. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

         Stepdown Date: The later to occur of (1) the Distribution Date in April 2007 or (2) the first Distribution Date on which (A) the Class A Certificate Principal Balance (reduced by the Principal Funds with respect to such Distribution Date) is less than or equal to (B) 62.90% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

         Stepdown Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE OCCURRING IN     STEPDOWN REQUIRED LOSS PERCENTAGE
------------------------------     ---------------------------------
April 2007 - March 2008            2.50% with respect to April 2007, plus an
                                   additional 1/12th of 1.25% for each month
                                   thereafter

April 2008 - March 2009            3.75% with respect to April 2008, plus an
                                   additional 1/12th of 1.25% for each month
                                   thereafter

April 2009 - March 2010            5.00% with respect to April 2009, plus an
                                   additional 1/12th of 0.75% for each month
                                   thereafter

April 2010 and thereafter          5.75%

         Subordinated Certificates: The Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates.

         Subsequent Recovery: The amount, if any, recovered by the Servicer with respect to a Liquidated Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan

         Subservicing Agreement:  As defined in Section 3.02(a).

         Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

         Tax Matters Person: The Person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

         Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

         Trigger Event: With respect to the Certificates after the Stepdown Date, a Distribution Date on which (1) the quotient of (A) the aggregate Stated Principal Balance of all Mortgage Loans which are 60 or more days Delinquent measured on a rolling three month basis (including, for the purposes of this calculation, Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable Mortgagor is in bankruptcy) and (B) the Stated Principal Balance of the Mortgage Loans as of the preceding Servicer Advance Date, equals or exceeds the product of (i) 40.00% and (ii) Required Percentage or (2) the quotient (expressed as a percentage) of (A) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (B) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Required Loss Percentage.

         Trust Fund: The corpus of the trust (the "Specialty Underwriting and Residential Finance Trust, Series 2004-BC1") created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Account; (ii) the Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property; and (vi) the Cap Contract and Cap Contract Account.

         Trustee: JPMorgan Chase Bank, a New York banking corporation, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         Unpaid Realized Loss Amount: The Class M-1 Unpaid Realized Loss Amount, Class M-2 Unpaid Realized Loss Amount, Class M-3 Unpaid Realized Loss Amount, Class B-1 Unpaid Realized Loss Amount, Class B-2 Unpaid Realized Loss Amount and Class C Unpaid Realized Loss Amount, collectively.

         Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Cap Contract, a rate equal to the lesser of One-Month LIBOR and 9.00% per annum.

         USAP Report: A report in compliance with the Uniform Single Attestation Program for Mortgage Bankers delivered in accordance with Section 3.18.

         Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of

Certificates shall be allocated 95% to the Offered Certificates, 5% to the Class C and Class P Certificates, with the allocation among the Offered Certificates to be in proportion to the Class Certificate Principal Balance of each Class relative to the Class Certificate Principal Balance of all other Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

                                   ARTICLE II
          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

         SECTION  2.01. Conveyance of Mortgage Loans.

         The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off
Date).

         In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Mortgage Loan so assigned:

         (A) The Original Mortgage Note, together with all riders thereto, endorsed, "Pay to the order of JPMorgan Chase Bank, as trustee - SURF 2004-BC1, without recourse" together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the originator to the Seller.

         (B) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage together with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with all riders thereto certified by the Seller to be true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage together with all riders thereto, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

         (C) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage, to "JPMorgan Chase Bank, as trustee - SURF-BC1."

         (D) The original policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company).

         (E) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

         (F) Originals of all assumption and modification agreements, if any.

         If in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Depositor shall make or cause such endorsement to be made.

         With respect to any Mortgage Loan, none of the Depositor, the Servicer or the Trustee shall be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. In the event that any Assignment of Mortgage is not recorded or is improperly recorded, the Servicer shall have no liability for its failure to receive or act on notices related to such Assignment of Mortgage.

         The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee. Neither the Depositor nor the Servicer shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor and the Servicer shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee are and shall be held in trust by the Servicer, for the benefit of the Trustee as the owner thereof, and the Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

         It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Seller to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Seller deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Seller to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

         In addition to the conveyance made in the first paragraph of this
Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders its rights and interests under the Sale Agreement, including the Depositor's right, title and interest in the representations and warranties contained in the Sale Agreement and the benefit of the repurchase obligations and the obligation of the Seller contained in the Sale Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Sale Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto.

         SECTION 2.02. Acceptance by Trustee of the Mortgage Loans.

         Except as set forth in the Exception Report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the Seller to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Trustee within 45 Business Days of the Closing Date.

         The Trustee acknowledges receipt of the Cap Contract (a form of which is attached hereto as Exhibit O), Transfer Agreement and the Sale Agreement.

         The Trustee agrees, for the benefit of Certificateholders and the NIM Insurer, to review each Mortgage File delivered to it within 60 days after the Closing Date to ascertain and to certify, within 70 days of the Closing Date, to the NIM Insurer, the Depositor and the Servicer that all documents required by
Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit B that have been conveyed to it. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business Days) after such finding so notify the Servicer, the Seller, the Depositor and the NIM Insurer. In addition, the Trustee shall also notify the Servicer, the Seller, the Depositor and the NIM Insurer, if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 70 days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording officer for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 2.03(c), within 90 days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, that the Seller purchase such Mortgage Loan from the Trust Fund within 90 days from the date the Trustee notified the Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this Section 2.02 shall be paid to the Servicer and deposited by the Servicer in the Collection Account promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee, upon receipt of a Request for Release, shall promptly release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, representation or warranty, as shall be necessary to vest in the

Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders and the NIM Insurer. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor, the Trustee or the NIM Insurer pursuant to the Sale Agreement. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Trustee shall keep confidential the name of each Mortgagor and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of Mortgagors and data relating to their Mortgages shall be retained by the Servicer.

         Within 70 days of the Closing Date, the Trustee shall deliver to the Depositor, the Servicer and the NIM Insurer the Trustee's Certification, substantially in the form of Exhibit D attached hereto, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

         SECTION 2.03. Representations, Warranties and Covenants of the
Depositor.

         (a) The Depositor hereby represents and warrants to the Servicer, the Trustee and the NIM Insurer as follows, as of the date hereof

                  (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Sale Agreement.

                  (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and the Sale Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and the Sale Agreement; and this Agreement and the Sale Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (iii) The execution and delivery of this Agreement and the Sale Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement and the Sale Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                  (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and the Sale Agreement or the ability of the Depositor to perform its obligations under this Agreement and the Sale Agreement in accordance with the terms hereof.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement and the Sale Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, liens, mortgage, pledge, charge, security interest, defenses or counterclaims.

         (b) To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty of the Seller under the Sale Agreement, the only right or remedy of the Trustee, the NIM Insurer or of any Certificateholder shall be the Trustee's right to enforce the obligations of the Seller under any applicable representation or warranty made by it. The Trustee acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(v)) under any circumstances.

         (c) Upon discovery by any of the Depositor, the Servicer, the NIM Insurer, or the Trustee of a breach of any of representations and warranties set forth in the Sale Agreement that adversely and materially affects the value of the related Mortgage Loan, prepayment charges or the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the discovery of a breach of any representation or warranty given to the Trustee by the Depositor, the Seller and assigned to the Trustee, the Depositor, or the Seller shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or
(c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of the Seller or the Depositor, the Trustee shall enforce its rights under the Sale Agreement or thereunder for the benefit of Certificateholders and the NIM Insurer. If a breach of the representations and warranties set forth in the Sale Agreement hereof exists solely due to the unenforceability of a prepayment charge, the Trustee shall notify the NIM Insurer thereof and not seek to enforce the repurchase remedy provided for herein unless directed in writing to do so by the NIM Insurer. In the event of a breach of the representations and warranties with respect to the Mortgage Loans set forth in a Sale Agreement, the Trustee shall at the request of the NIM Insurer enforce the right of the Trust Fund and the NIM Insurer to be indemnified for such breach of representation and warranty. In the event that such breach relates solely to the unenforceability of a prepayment charge, amounts received in respect of such indemnity up to the amount of such prepayment charge shall be distributed pursuant to Section 4.04(b)(i)(B). As provided in the Sale Agreement, if the Seller substitutes for a Mortgage Loan for which there is a breach of any representations and warranties which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, under the terms of the Sale Agreement, the Seller will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit I and shall not be effected unless it is within two years of the Startup Date. As provided in the Sale Agreement, the Seller indemnifies and holds the Trust Fund, the Trustee, the Depositor, the NIM Insurer, the Servicer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Depositor, the NIM Insurer, the Servicer and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.03 and the Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund or any REMIC provided for herein, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860(d)(1) of the Code, or (ii) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement or by the Seller pursuant to the Sale Agreement, the principal portion of the funds received by the Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited by the Servicer in the Certificate Account pursuant to Section 3.05. The Trustee, upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan, shall release or cause to be released and reassign to the Depositor or the Seller, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Trustee, and the Trustee shall not have any further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

         With respect to each Replacement Mortgage Loan to be delivered to the Trustee pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor or the Seller, as applicable, must deliver to the Trustee the Mortgage File for the Replacement Mortgage Loan containing the documents set forth in Section 2.01 along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in the first sentence of Section 2.01; and (ii) the Depositor will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Trustee shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the NIM Insurer and the Depositor that all documents required by Section 2.01 have been executed and received.

         For any month in which the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate prepayment penalties with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate prepayment penalties of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") shall be delivered by the Seller to the Servicer for deposit into the Collection

Account on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         The Seller shall give or cause to be given written notice to the Certificateholders and the NIM Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the NIM Insurer and the Trustee. Upon such substitution by the Seller, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Sale Agreement, including all applicable representations and warranties thereof included in the Sale Agreement as of the date of substitution.

         In addition, the Seller shall obtain at its own expense and deliver to the Trustee and the NIM Insurer an Opinion of Counsel addressed to the Trustee and the NIM Insurer to the effect that such substitution will not (a) cause any federal tax to be imposed on the Trust Fund or any REMIC provided for herein, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) adversely affect the status of any REMIC provided for herein as a REMIC. If any such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

         (d) It is understood and agreed that the representations, warranties and indemnification (i) set forth in this Section 2.03 and (ii) of the Seller and the Depositor set forth in the Sale Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.

         SECTION 2.04. Representations and Warranties of the Servicer.

         The Servicer hereby represents and warrants to the Depositor and the Trustee as follows, as of the date hereof

                  (i) The Servicer is a duly formed limited partnership and is validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) The Servicer has the power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Servicer's ability to perform or meet any of its obligations under this Agreement.

                  (iv) The Servicer is an approved servicer of mortgage loans for Fannie Mae and is an approved seller of seasoned mortgage loans and servicer of all types of mortgage loans for Freddie Mac.

                  (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Servicer has obtained the same.

                  (vii) The Servicer has fully furnished and will fully furnish (for the period it serviced the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

         SECTION 2.05. Substitutions and Repurchases of Mortgage Loans Which Are Not "Qualified Mortgages".

         Upon discovery by the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall, at the Depositor's option, either (1) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

         SECTION 2.06. Authentication and Delivery of Certificates.

         The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Trustee has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Trustee in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform its duties set forth in this Agreement in accordance with the provisions hereof.

         SECTION 2.07. REMIC Elections.

         (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 as a REMIC. The Trustee shall sign the returns providing for such elections and such other tax or information returns which are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

         (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Date" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

         REMIC 1 shall consist of all of the assets of the Trust Fund (other than (i) any proceeds of prepayment penalties, (ii) amounts paid by the Servicer or the Seller in respect of prepayment charges or waivers thereof pursuant to this Agreement, (iii) amounts received in respect of any indemnification paid as a result of a prepayment charge being unenforceable in breach of the representations and warranties set forth in the Sale Agreement, (iv) the interests issued by the REMICs provided for herein, (v) the grantor trusts described in this Section 2.07 and (vi) the Cap Contract and Cap Contract Account. REMIC 1 shall issue (i) the REMIC 1 Regular Interests, each of which shall be designated as regular interests of REMIC 1, and (ii) the Class LT1-R Interest that shall be designated as the sole class of residual interest in REMIC 1. Each of the REMIC 1 Regular Interests shall have the characteristics set forth in the Preliminary Statement and in this Section 2.07.

         On each Distribution Date, the REMIC 1 Regular Interests shall receive distributions of interest and principal equal in the aggregate to amounts distributable pursuant to Sections 4.04(b), 4.04(d), 4.04(e) and 4.04(f) (other than to the Class P Certificates) from amounts on deposit in the Certificate Account. Such amounts with respect to interest shall accrue at the rate specified in the Preliminary Statement with respect to each REMIC 1 Regular Interest. Any shortfalls of interest on the Mortgage Loans will be allocated, first, to the Class LT1-X Interest then to the remaining REMIC 1 Regular Interests in numerical order. Amounts in reduction of principal balance of the REMIC 1 Regular Interests shall be allocated first, to the Class LT1-X Interest and then to the remaining REMIC 1 Regular Interests in numerical order. Realized Losses in respect of principal shall be allocated in the same manner as amounts in reduction of principal balance. Such amounts with respect to principal and any Realized Losses with respect to principal shall reduce the principal balances of the REMIC 1 Regular Interests so that in the aggregate, such balances correspond to the Stated Principal Balance of the Mortgage Loans as of such Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date). Amounts in the Certificate Account deemed distributed in respect of the REMIC 1 Regular Interests shall be treated as held by REMIC 2 for distribution in accordance with the second succeeding paragraph. Any amounts remaining in REMIC 1 on a Distribution Date after distributions on the REMIC 1 Regular Interests shall be distributed to the Class R Certificates in respect of the Class LT1-R Interest.

         The assets of REMIC 2 shall be the REMIC 1 Regular Interests. REMIC 2 shall issue (i) the REMIC 2 Regular Interests, each of which shall be designated as regular interests of REMIC 2, and (ii) the Class LT2-R Interest that shall be designated as the sole class of residual interest in REMIC 2. Each of the REMIC 2 Regular Interests shall have the characteristics set forth in the Preliminary Statement and in this Section 2.07.

         On each Distribution Date, the REMIC 2 Regular Interests shall receive distributions of interest and principal equal in the aggregate to amounts distributable pursuant to Sections 4.04(b), 4.04(d), 4.04(e) and 4.04(f) (other than to the Class P Certificates) from amounts on deposit in the Certificate Account. Such amounts with respect to interest shall accrue at the rate specified in the Preliminary Statement with respect to each REMIC 2 Regular Interest. Amounts in reduction of principal balance of the REMIC 2 Regular Interests shall be allocated first, to the Class LT2-X Interest and then to the remaining REMIC 2 Regular Interests (other than the REMIC 2 IO Interests) in numerical order, so that the principal balance of each REMIC 2 Regular Interest (other than the REMIC 2 IO Interests) is equal to the principal balance of the REMIC 1 Regular Interest that has the same numerical designation. Realized Losses in respect of principal shall be allocated in the same manner as amounts in reduction of principal balance. Such amounts with respect to principal and any Realized Losses with respect to principal shall reduce the principal balances of the REMIC 2 Regular Interests so that in the aggregate, such balances correspond to the Stated Principal Balance of the Mortgage Loans as of such Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date). Amounts in the Certificate Account deemed distributed in respect of the REMIC 2 Regular Interests shall be treated as held by REMIC 3 (in the case of amounts deemed distributed in respect of REMIC 2 Regular Interests other than the REMIC 2 IO Interests) for distribution in accordance with the second succeeding paragraph. Amounts in the Certificate Account deemed distributed in respect of the REMIC 2 IO Interests shall be treated as held and by REMIC 4 for distribution in accordance with Section 4.04 hereof. Any amounts remaining in REMIC 2 on a Distribution Date after distributions on the REMIC 2 Regular Interests shall be distributed to the Class R Certificates in respect of the Class LT-R Interest.

         The assets of REMIC 3 shall be the REMIC 2 Regular Interests (other than the REMIC 2 IO Interests). REMIC 3 shall issue (i) the REMIC 3 Regular Interests, each of which shall be designated as regular interests of REMIC 3, and (ii) the Class LT3-R Interest that shall be designated as the sole class of residual interest in REMIC 3. Each of the REMIC 3 Regular Interests shall have the characteristics set forth in the Preliminary Statement and in this Section 2.07.

         On each Distribution Date, REMIC 3 shall be deemed to have received the amounts deemed distributed in respect of the REMIC 2 Regular Interests other than the REMIC 2 IO Interests. Amounts with respect to interest shall accrue on the REMIC 3 Regular Interests at the rates specified in the Preliminary Statement. Payments and Realized Losses shall be allocated among the REMIC 3 Regular Interests so that (i) each of the REMIC 3 Marker Interests shall have a principal balance equal to 50% of the principal balance of the related REMIC 4 Interest (with the REMIC 4 A-1A Interest being related to the Class LT3-A1A Interest, the REMIC 4 A-1B Interest being related to the Class LT3-A1B Interest, the REMIC 4 A-2 Interest being related to the Class LT3-A2 Interest, the REMIC 4 M-1 Interest being related to the Class LT3-M1 Interest, the REMIC 4 M-2 Interest being related to the Class LT3-M2 Interest, the REMIC 4 M-3 Interest being related to the Class LT3-M3 Interest, the REMIC 4 B-1 Interest being related to the Class LT3-B1 Interest, the REMIC 4 B-2 Interest being related to the Class LT3-B2 Interest and the Residual Interest being related to the Class LT3-AR Interest) and (ii) the Class LT3-X Interest has a principal balance equal to the excess of (x) the principal balance of the Mortgage Loans over (y) the aggregate principal balance of the REMIC 3 Marker Interests (if necessary to reflect an increase in overcollateralization, accrued and unpaid interest on the Class LT3-X Interest may be added to its principal amount to achieve this result). Notwithstanding the preceding sentence, however, Realized Losses not allocated to any Class of Certificates will not be allocated to any REMIC 3 Regular Interests. All computations with respect to the REMIC 3 Regular Interests shall be taken out to ten decimal places. Any funds remaining in REMIC 3 on a Distribution Date after distributions to the REMIC 3 Regular Interests shall be distributed to the Class R Certificates in respect of the Class LT3-R Interest.

         The assets of REMIC 4 shall be the REMIC 3 Regular Interests and the REMIC 2 IO Interests. REMIC 4 shall issue (i) the REMIC 4 Regular Interests, each of which shall be designated as regular interests of REMIC 4, and (ii) the Class LT4-R Interest that shall be designated as the sole class of residual interest in REMIC 4. Each of the REMIC 4 Regular Interests shall have the characteristics set forth in the definitions thereof and in this Section 2.07.

         On each Distribution Date, REMIC 4 shall be deemed to have received the amounts deemed distributed in respect of the REMIC 3 Regular Interests and the REMIC 2 IO Interests. Principal, interest, shortfalls and Realized Losses shall be deemed paid to and allocated among the REMIC 4 Interests in the same manner as such items (other than payments in respect of Excess Interest, which shall be deemed paid in respect of the REMIC 4 C Interest if made pursuant to Section 4.04(e)(vii) and other than payments pursuant to Section 4.04(g) hereof) are paid or allocated in respect of the related Certificates (with the Class A-1A Certificates being related to the REMIC 4 A-1A Interest, the Class A-1B Certificates being related to the REMIC 4 A-1B Interest, the Class A-2 Certificates being related to the REMIC 4 A-2 Interest, the Class M-1 Certificates being related to the REMIC 4 M-1 Interest, the Class M-2 Certificates being related to the REMIC 4 M-2 Interest, the Class M-3 Certificates being related to the REMIC 4 M-3 Interest, the Class B-1 Certificates being related to the REMIC 4 B-1 Interest, the Class B-2 Certificates being related to the REMIC 4 B-2 Interest, the Class C Certificates being related to the REMIC 4 C Interest and the Class R Certificates being related to the Residual Interest). On each Distribution Date, principal shall be paid to, Realized Losses shall be allocated to and accrued but unpaid interest shall be added to the principal amount of the REMIC 4 C Interest so that such principal amount shall equal the excess, if any, of (i) the Stated Principal Balance of the Mortgage Loans on such Distribution Date over (ii) the aggregate Certificate Principal Balance of each Class of Certificates on such Distribution Date after all principal payments have been made and Realized Losses have been allocated to such Certificates (other than the Class C Certificates). Funds remaining in REMIC 4 on a Distribution Date after all distributions have been made to the REMIC 4 Regular Interests shall be distributed to the Class R Certificates in respect of the Residual Interest.

         The beneficial ownership of the Class LTR-1 Interest, Class LTR-2 Interest, Class LTR-3 Interest, and the Residual Interest shall be represented by the Class R Certificate.

         All calculations with respect to REMIC 1 Interests, REMIC 2 Interests, REMIC 3 Interests, and REMIC 4 Interests shall be taken out to ten decimal places.

         (c) The "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of a Class R Certificate, by its acceptance thereof, irrevocably appoints the Trustee as its agent and attorney-in-fact to act as "tax matters person" with respect to each such REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class R Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

         (d) It is intended that the rights of the Class A-1A Certificates, Class A-1B Certificates, Class A-2 Certificates, Class R Certificate, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates and Class B-2 Certificates to receive payments of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of the Class A-1A Certificates, Class A-1B Certificates, Class A-2 Certificates, Class R Certificate, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates and Class B-2 Certificates, and such shall be accounted for as property held separate and apart from the regular interests in REMIC 4 held by the holders of the Class A-1A Certificates, Class A-1B Certificates, Class A-2 Certificates, M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates Class B-1 Certificates and Class B-2 Certificates and the residual interest in REMIC 4 held by the holder of the Class R Certificate. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A-1A Certificates, Class A-1B Certificates, Class A-2 Certificates, Class R Certificate, M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates or Class B-2 Certificates receive payments in respect of Excess Interest, such amounts will be treated as distributed by REMIC 4 to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(f) and then paid to the relevant Class of Certificates pursuant to the related interest cap agreement.

         (e) The parties intend that the portion of the Trust Fund consisting of the REMIC 4 C Interest, the Cap Contract Account, the Cap Contract and the obligation of the holders of the Class C Certificates to pay amounts in respect of Excess Interest to the holders of the Class A-1A Certificates, Class A-1B certificates, Class A-2 Certificates, Class R Certificate, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates and Class B-2 Certificates shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Class A-1A Certificates, Class A-1B Certificates, Class A-2 Certificates, Class R Certificate, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class C Certificates as may be applicable under the Code.

         (f) The parties intend that the portion of the Trust Fund consisting of the right to receive proceeds from prepayment penalties collected on the Mortgage Loans, amounts paid by the Servicer or Seller in respect of prepayment charges pursuant to this Agreement and amounts received with respect to any amounts in respect of any indemnification paid as a result of a prepayment charge being unenforceable in breach of the representations and warranties set forth in the Sale Agreement shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

         (g) The parties intend that the portion of the Trust Fund consisting of the Class R Certificate and the right of the Class C Certificates to receive the amounts described in the last paragraph of Section 9.01 hereof shall be treated as a "grantor trust" under the Code and the provisions hereof shall be interpreted consistent with this intention. In furtherance of this intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class R Certificate and the Class C Certificates information regarding their allocable share of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust as may be applicable under the Code.

         In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the NIM Insurer, the Trustee and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of the Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the Class R Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

         In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the NIM Insurer and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor or the Holder of the Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the Class R Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

         SECTION 2.08. Covenants of the Servicer.

         The Servicer hereby covenants to each of the other parties to this Agreement as follows:

         (a) the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy;

         (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, the Trustee or the NIM Insurer, any affiliate of the Depositor, the Trustee or the NIM Insurer and prepared by the Servicer pursuant to this Agreement will be inaccurate in any material respect, provided, however, that the Servicer shall not be responsible for inaccurate information provided to it by third parties.

         SECTION 2.09. [RESERVED].

         SECTION 2.10. [RESERVED].

         SECTION 2.11. Permitted Activities of the Trust. The Trust is created for the object and purpose of engaging in the Permitted Activities. In furtherance of the foregoing, the Trustee is hereby authorized and directed to execute and deliver on behalf of the Trust the Cap Contract, and to execute and deliver on behalf of the Trust, and to perform the duties and obligations of the Trustee under an insurance and indemnity agreement with a NIM Insurer and any other agreement or instrument related thereto, in each case in such form as the Depositor shall direct or shall approve, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof.

         SECTION 2.12. Qualification Special Purpose Entity. For purposes of SFAS 140, the parties hereto intend that the Trust Fund shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.11 of this Agreement shall be limited in accordance with paragraph 35 of SFAS 140.

                                  ARTICLE III
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         SECTION 3.01. Servicer to Service Mortgage Loans.

         For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that, subject to Section 6.03, the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement except as otherwise required by this Agreement or by law. The Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. The Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause any of the REMICs provided for herein to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with a power of attorney in the form attached hereto as Exhibit J and execute such other documents delivered to it by the Servicer that are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer. The Trustee shall have no liability with respect to any misuse of such power of attorney and shall be indemnified by the Servicer for any costs, liabilities or expenses incurred by the Trustee in connection therewith.

         In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. To the extent that a Mortgage does not provide for escrow payments, (i) the Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) the Servicer shall ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, the Servicer will, to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. All costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         The Servicer shall deliver a list of Servicing Officers to the Trustee by the Closing Date.

         The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 97-02 and that for each Mortgage Loan, the Servicer agrees that it shall report one of the following statuses each month as follows: current, delinquent (30-, 60-, 90-days, etc.), foreclosed or charged-off.

         SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations of Servicer.

         (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an affiliate (each, a "subservicer") pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided, however, that (i) such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder, (ii) that such agreement would not result in a withdrawal or downgrading by any Rating Agency of the ratings of any Certificates or any of the NIM Notes evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the NIM Insurer and (iii) the NIM Insurer shall have consented to such subservicing agreement. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by the Servicer shall contain a provision giving any successor servicer the option to terminate such agreement with the consent of the NIM Insurer in the event a successor servicer is appointed. All actions of the each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer. The Servicer shall deliver to the NIM Insurer and the Trustee copies of all subservicing agreements.

         (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer.

         SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the Servicer.

         Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer, and neither of them is obligated to supervise the performance of the Servicer hereunder or otherwise.

         SECTION 3.04. Trustee to Act as Servicer.

         In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall, within a period of time not to exceed ninety (90) days from the date of notice of termination or resignation, thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to
Section 3.10 hereof or any acts or omissions of such predecessor Servicer hereunder, (ii) obligated to make Advances or Servicing Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to
Section 2.02 or 2.03 hereof, (iv) responsible for any expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.04 or the first paragraph of Section 6.02 hereof; provided, however that the Trustee (subject to clause
(ii) above) or its designee, in its capacity as the successor servicer, shall immediately assume the terminated or resigning Servicer's obligation to make Advances and Servicing Advances. No such termination shall affect any obligation of the Servicer to pay amounts owed under this Agreement and to perform its duties under this Agreement until its successor assumes all of its rights and obligations hereunder. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to assume such obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession. To the extent any costs or expenses, including without limitation Servicing Transfer Costs incurred by the Trustee in connection with this Section
3.04 are not paid by the Servicer pursuant to this Agreement within 30 days of the date of the Trustee's invoice therefor, such amounts shall be payable out of the Certificate Account; provided that the terminated Servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund upon receipt of a reasonably detailed invoice evidencing such expenses. If the Trustee is unwilling or unable to act as servicer, or if the NIM Insurer so directs the Trustee, the Trustee shall seek to appoint a successor servicer that is eligible in accordance with the criteria specified this Agreement and reasonably acceptable to the NIM Insurer.

         The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage

Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

         In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of any Event of Default), notwithstanding anything to the contrary above, the Trustee and the Depositor hereby agree that within 10 Business Days or delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereby the Servicer shall resign as Servicer under this Agreement, the Servicing Rights Pledgee or its designee shall be appointed as successor servicer (provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer set forth above) and the Servicing Rights Pledgee agrees to be subject to the terms of this Agreement.

         SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account; Certificate Account.

         (a) The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing and subject to Section
3.01 hereof, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below; provided, further, that the NIM Insurer's prior written consent shall be required for any modification, waiver or amendment since the Cutoff Date if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-Off Date. In the event of any such arrangement pursuant to clause (ii) above, subject to Section 4.01, the Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in no event shall the Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Mortgage Loan more than once in any 12 month period or more than three times over the life of such Mortgage Loan, and provided, further, that in determining which course of action permitted by this sentence it shall pursue, the Servicer shall adhere to the standards of Section
3.01. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

         (b) The Servicer will not waive any prepayment penalty or portion thereof unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) the prepayment of the Mortgage Loan is made in connection with the voluntary sale of the related Mortgaged Property, or (iv) in the Servicer's reasonable judgment as described in Section 3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such prepayment penalty and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a prepayment penalty in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), or (v) if sufficient information is not made available to enable it to collect the prepayment penalty. Except as provided in the preceding sentence, in no event will the Servicer waive a prepayment penalty in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If the Servicer waives or does not collect all or a portion of a prepayment penalty relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such prepayment penalty (or such portion thereof as had been waived for deposit) into the Collection Account for distribution in accordance with the terms of this Agreement.

         (c) The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

         (d) The Servicer shall establish and initially maintain, on behalf of the Trustee for the benefit of the Certificateholders, the Collection Account. The Servicer shall deposit into the Collection Account daily, within two Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-Off Date with respect to the Mortgage Loans:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

                  (ii) all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.15, other than interest due on the Mortgage Loans on or prior to the Cut-off Date;

                  (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures;

                  (iv)     all Compensating Interest;

                  (v) any amount required to be deposited by the Servicer pursuant to Section 3.05(g) in connection with any losses on Permitted Investments;

                  (vi) any amounts required to be deposited by the Servicer pursuant to Section 3.10 hereof;

                  (vii)    the Purchase Price and any Substitution Adjustment
         Amount;

                  (viii) all Advances made by the Servicer pursuant to Section 4.01;

                  (ix)     all prepayment penalties; and

                  (x)      any other amounts required to be deposited hereunder.

         The foregoing requirements for remittance by the Servicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, late payment charges, insufficient funds charges and payments in the nature of assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property) and other similar ancillary fees (other than prepayment penalties) if collected, need not be remitted by the Servicer. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the Trustee, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Collection Account at the direction of the Servicer.

         The Servicer shall give notice to the NIM Insurer and the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Servicer shall have at least 30 days' notice of the appointment of a NIM Insurer prior to being required to deliver notices to such NIM Insurer. Not later than twenty days after each Distribution Date, the Servicer shall forward to the NIM Insurer and, upon request, to the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

         (e)      [RESERVED].

         (f) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit or cause to be deposited in the Certificate Account and retain therein the following:

                  (i) the aggregate amount withdrawn by the Servicer from the Collection Account and required to be deposited in the Certificate Account;

                  (ii) any amount required to be deposited by the Trustee pursuant to Section 3.05(g) in connection with any losses on Permitted Investments; and

                  (iii) the Auction Termination Amount or Clean Up Call Price payable pursuant to Section 9.01.

         Any amounts received by the Trustee prior to 3:00 p.m. New York City time (or such earlier deadline for investment in the Permitted Investments designated by the Trustee) which are required to be deposited in the Certificate Account by the Servicer shall be invested in Permitted Investments on the Business Day on which they were received. The foregoing requirements for remittance by the Servicer and deposit by the Servicer into the Certificate Account shall be exclusive. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer. The Trustee shall give notice to the NIM Insurer and the Servicer of the location of the Certificate Account maintained by it when established and prior to any change thereof.

         (g) Each institution that maintains the Collection Account or the Certificate Account shall invest the funds in each such account, as directed by the Servicer or the Trustee, as applicable, in writing, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Account the Business Day preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance
Date) and (ii) in the case of the Certificate Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account or a fund for which such institution serves as custodian or is otherwise immediately available, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Servicer or the Trustee, as applicable, for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the Servicer in the Collection Account out of the Servicer's own funds immediately as realized. All income and gain net of any losses realized from amounts on deposit in the Certificate Account shall be for the benefit of the Trustee and shall be remitted to or withdrawn by it monthly as provided herein. The amount of any losses incurred in the Certificate Account in respect of any such investments shall be deposited by the Trustee, in the Certificate Account out of the Trustee's own funds immediately as realized.

         SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

         To the extent required by the related Mortgage Note, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section
9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

         SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans.

         Upon reasonable advance notice in writing if required by federal regulation, the Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

         SECTION 3.08. Permitted Withdrawals from the Collection Account and Certificate Account.

         (a) The Servicer may from time to time, make withdrawals from the Collection Account for the following purposes:

                  (i) to pay to the Servicer (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

                  (ii) to reimburse the Servicer for Advances made by it with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Condemnation Proceeds, Insurance Proceeds or Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

                  (iii) to reimburse the Servicer for any Non-Recoverable Advance previously made and, to the extent that such Non-Recoverable Servicing Advances would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein, any Non-Recoverable Servicing Advance;

                  (iv) to pay to the Servicer earnings on or investment income with respect to funds in or credited to the Collection Account;

                  (v) to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

                  (vi) pay the Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, the Servicer's right to reimbursement of Servicing Advances pursuant to this subclause
         (vi) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

                  (vii) to pay to the Depositor or the Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

                  (viii) to reimburse the Servicer or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or Certificates and reimbursable pursuant to Section 3.25 or Section
         6.03 hereof;

                  (ix) to reimburse the Trustee for enforcement expenses reasonably incurred in respect of a breach of defect giving rise to the purchase obligation in Section 2.03 that were incurred in the Purchase Price of the Mortgage Loans including any expenses arising out of the enforcement of the purchase obligation; provided that any such expenses will be reimbursable under this subclause (ix) only to the that such expenses would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1 (b)(3)(ii) if paid by one of the REMICs provided for herein;

                  (x) to withdraw pursuant to Section 3.05 any amount deposited in the Collection Account and not required to be deposited therein;

                  (xi) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof; and

                  (xii) to reimburse itself for Advances or Servicing Advances from amounts in the Collection Account held for future distributions that were not included in Available Funds for the preceding Distribution Date. An amount equal to the amount withdrawn from the Collection Account pursuant to this subclause (xii) shall be deposited in the Collection Account by the Servicer on the next succeeding Distribution Date that funds are to be distributed to Certificateholders.

         In addition, no later than 3:00 p.m. Eastern Time on the Servicer Remittance Date, the Servicer shall cause to be withdrawn from the Collection Account the Interest Funds and the Principal Funds, to the extent on deposit, and such amount shall be deposited in the Certificate Account; provided, however if the Trustee does not receive such Interest Funds and Principal Funds by 4:00 p.m. Eastern Time, such Interest Funds and Principal Funds shall be deposited in the Certificate Account on the next Business Day.

         The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

         The Servicer shall provide written notification to the Trustee and the NIM Insurer on or prior to the next succeeding Servicer Remittance Date upon making any withdrawals from the Collection Account pursuant to subclauses (iii) and (viii) above.

         In the event of any failure by the Servicer to remit to the Trustee for deposit into the Certificate Account any amounts (including any P&I Advance) required to be so remitted by the Servicer on the Servicer Remittance Date, the Servicer shall pay to the Trustee, for its own account, interest on such amounts at the "prime rate" (as specified in the New York edition of the Wall Street Journal) until such failure is remedied.

         (b) The Trustee shall withdraw funds from the Certificate Account for distribution to the Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to this Agreement). In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

                  (i) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein;

                  (ii) to pay the Trustee any indemnification amounts owed it and to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof (including paying all amounts necessary to the Trustee or the Servicer in connection with any such termination);

                  (iii) to reimburse the Trustee for expenses incurred by the Trustee and reimbursable pursuant to Section 8.06 hereof;

                  (iv) to pay to the Trustee earnings on or investment income with respect to funds in or credited to the Certificate Account; and

                  (v) to pay to the Credit Risk Manager, the Credit Risk Manager Fee.

         SECTION 3.09. [RESERVED].

         SECTION 3.10. Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the replacement value of the improvements that are part of such Mortgaged Property and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent required under the standards described below. Pursuant to Section 3.05 hereof, any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent and as otherwise permitted by Section
3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of
(i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of such Mortgaged Property, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

         In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

         SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption
Agreements.

         (a) Except as otherwise provided in this Section 3.11(a), when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy; provided, however, that the Servicer shall not exercise any such right if the due-on-sale clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. An opinion of counsel, which shall be reimbursable as a Servicing Advance, delivered to the Trustee and the Depositor to the foregoing shall conclusively establish the reasonableness of such belief to the extent permitted under applicable law. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.11(a) by reason of any transfer or assumption that the Servicer reasonably believes it is restricted by law from preventing.

         (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Maximum Rate, the Minimum Rate, the Gross Margin, the Periodic Rate Cap, the Adjustment Date, any prepayment penalty and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. The Servicer shall notify the Trustee and the NIM Insurer that any such substitution or assumption agreement has been completed by forwarding to the Trustee (with a copy to the NIM Insurer) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

         SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds.

         (a) The Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01 to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with the restoration of any property that shall have suffered damage due to an uninsured cause unless it shall determine (i) that such restoration increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to Section 3.08 hereof). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.08 hereof. If the Servicer has knowledge that a Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices.

         With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Servicer or an affiliate may receive usual and customary real estate referral fees for real estate brokers in connection with the listing and disposition of REO Property. The Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Servicer to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

         In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the expiration of three years from the end of the year of its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Trustee and the NIM Insurer shall have been supplied with an Opinion of Counsel addressed to the Trustee and the NIM Insurer (such Opinion of Counsel not to be an expense of the Trustee or the NIM Insurer) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or any of the REMICs provided for herein as defined in section 860F of the Code or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Trust Fund or any REMIC provided for herein to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Servicer or the Depositor has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

         The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

         The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to any prepayment penalties and then to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

         (b) On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

         (c) The Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee) to purchase for its own account from the Trust Fund any Mortgage Loan that is 91 days or more Delinquent or REO Property for which the Servicer has accepted a deed-in-lieu of foreclosure at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan or REO Property purchased hereunder shall be delivered to the Trustee for deposit in the Collection Account and the Trustee, upon receipt of such deposit and a Request for Release from the Depositor in the form of Exhibit I hereto, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Servicer any Mortgage Loan or REO Property released pursuant hereto and the Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The Servicer shall thereupon own such Mortgage Loan or REO Property, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders.

         In the event that the Servicer is acting as the servicer and the Servicer (or an affiliate of the Servicer) is the owner of more than 50% of the Class of Certificates which is then currently in a first loss position and such party is deemed to be the "Primary Beneficiary" as defined in FIN 40, the provisions of the preceding paragraph shall not apply and the Servicer (or an affiliate of the Servicer), in its sole discretion, shall have the right to elect to purchase for its own account from the Trust Fund any Mortgage Loan that is 120 days or more Delinquent or REO Property for which the Servicer has accepted a deed-in-lieu of foreclosure, during the period commencing on the first day of the calendar quarter succeeding the calendar quarter in which the Initial Delinquency Date (as defined below) occurred with respect to such Mortgage Loan and ending on the last Business Day of such calendar quarter. If the Servicer (or an affiliate of the Servicer) does not exercise its purchase right with respect to a Mortgage Loan during the period specified in the preceding sentence, such Mortgage Loan shall thereafter again become eligible for purchase pursuant to the preceding sentence only after the Mortgage Loan ceases to be 120 days or more Delinquent and thereafter becomes 120 days Delinquent again. The "Initial Delinquency Date" of a Mortgage Loan shall mean the date on which the Mortgage Loan first became 120 days Delinquent. Prior to repurchase pursuant to this Section 3.12, the Servicer shall be required to continue to make monthly advances pursuant to Section 4.01. The Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The Servicer purchase any Mortgage Loan or REO Property pursuant to this paragraph at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan or REO Property purchased hereunder shall be delivered to the Trustee for deposit in the Collection Account and the Trustee, upon receipt of such deposit and a Request for Release from the Depositor in the form of Exhibit I hereto, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Servicer any Mortgage Loan or REO Property released pursuant hereto and the Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. The provisions in this paragraph shall only apply if Litton Loan Servicing LP is the servicer.

         SECTION 3.13. Trustee to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee or its designee by delivering a Request for Release substantially in the form of
Exhibit I. Upon receipt of such request, the Trustee or its designee shall promptly release the related Mortgage File to the Servicer, and the Trustee or its designee shall at the Servicer's written direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account, the Certificate Account or the related subservicing account. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or its designee shall, upon delivery to the Trustee or its designee of a Request for Release in the form of
Exhibit I signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its designee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Trustee or its designee shall deliver the Request for Release to the Servicer.

         Each Request for Release may be delivered to the Trustee or its designee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer and the Trustee or its designee shall mutually agree. The Trustee or its designee shall promptly release the related Mortgage File(s) within five
(5) Business Days of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or (iii) above. Receipt of a properly completed Request for Release shall be authorization to the Trustee or its designee to release such Mortgage Files, provided the Trustee or its designee has determined that such Request for Release has been executed, with respect to clauses (i) or
(ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the Servicer, and so long as the Trustee or its designee complies with its duties and obligations under the agreement. If the Trustee or its designee is unable to release the Mortgage Files within the period previously specified, the Trustee or its designee shall immediately notify the Servicer indicating the reason for such delay. If the Servicer is required to pay penalties or damages due to the Trustee or its designee's negligent failure to release the related Mortgage File or the Trustee or its designee's negligent failure to execute and release documents in a timely manner, the Trustee or its designee, shall be liable for such penalties or damages directly caused by it and shall have no liability for penalties or damages attributable to the Servicer's actions or inactions.

         If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee or its designee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee or its designee to be returned to the Trustee promptly after possession thereof shall have been released by the Trustee or its designee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the Servicer shall have delivered to the Trustee or its designee a Request for Release in the form of Exhibit I or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Servicer shall have delivered to the Trustee or its designee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

     SECTION 3.14. Documents Records and Funds in Possession of Servicer to be Held for the Trustee.


     All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account or Certificate Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

     SECTION 3.15. Servicing Compensation.

     As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date.

     Additional servicing compensation in the form of any Excess Proceeds, late payment fees, customary real estate referral fees, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property) and similar fees payable by the Mortgagor, and all income and gain net of any losses realized from Permitted Investments in the Collection Account shall be retained by the Servicer to the extent not required to be deposited in the Collection Account pursuant to Sections 3.05, or 3.12(a) hereof. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.10 hereof and maintenance of the other forms of insurance coverage required by Section 3.10 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.08 and 3.12 hereof.

     SECTION 3.16. Access to Certain Documentation.

     The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer designated by it provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

     SECTION 3.17. Annual Statement as to Compliance.

     Pursuant to this Agreement, the Servicer shall deliver to the Depositor, the Trustee and the NIM insurer on or before February 28 beginning in 2005 or such other date that the Depositor gives the

Servicer at least 30 days prior notice of in order to remain in compliance with the Section 302 Requirements, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Trustee shall forward a copy of each such statement received by it to each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request at the Certificateholder's expense, provided such statement has been delivered by the Servicer to the Trustee.

     SECTION 3.18. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

     On or before March 15 of each year, beginning in 2005 or such other date in order to remain in compliance with the Section 302 Requirements, the Servicer at its expense shall cause a nationally recognized firm of independent public accountants (who may also render other services to the Servicer or any Affiliate thereof) that is a member of the American Institute of Certified Public Accountants to furnish a USAP Report to the Trustee, the NIM Insurer and the Depositor. Copies of the USAP Report shall be provided by the Trustee to any Certificateholder upon request at the Certificateholder's expense, provided such report has been delivered by the Servicer to the Trustee. In addition, at the NIM Insurer's written request, the Servicer shall deliver copies of evidence of the Servicer's fidelity bond or errors and omissions insurance coverage to the NIM Insurer.

     SECTION 3.19. Rights of the NIM Insurer. Each of the rights of the NIM Insurer set forth in this agreement shall exist so long as the notes issued pursuant to the Indenture remain outstanding or the NIM Insurer is owed amounts in respect of its guarantee of payment on such notes.

     SECTION 3.20. Periodic Filings.

     (a) Promptly upon receipt of any report of the independent public accountants required pursuant to Section 3.18, the Trustee shall review such report. As part of the Form 10-K required to be filed pursuant to the terms of this Agreement, the Trustee shall include such accountants report as well as the Officer's Certificate delivered by the Servicer pursuant to Section 3.17 relating to the Servicer's performance of its obligations under this Agreement and any significant deficiencies relating to the Servicer's compliance set forth in the report of the Servicer's certified independent accountants described above.

     (b) The Trustee shall prepare for filing, and execute (other than the Form 10-Ks and the Certification), on behalf of the Trust Fund, and file with the Securities and Exchange Commission, (i) within 15 days after each Distribution Date in each month, each Monthly Statement on Form 8-K under the Exchange Act executed by the Trustee, (ii) on or before March 31 of each year beginning in 2004 or such other date in order to remain in compliance with the Section 302 Requirements, a Form 10-K under the Exchange Act executed by the Depositor, including any certification (the "Certification") required by the Section 302 Requirements, and (iii) any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed on behalf of the Trust Fund under the Exchange Act executed by the Trustee. The Certification shall be executed by a senior officer of the Depositor. Upon such filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information. Prior to making any such filings and certifications, the Trustee shall comply with the provisions set forth in this Section. If permitted by applicable law and unless the Depositor otherwise directs, the Trustee shall file a Form 15 under the

Exchange Act on or before January 30, 2004 or as soon as it is able to do so pursuant to applicable law. The Depositor hereby grants to the Trustee a limited power of attorney to execute (other than the Form 10-Ks and the Certification) and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this section.

     (c) [RESERVED].

     (d) The obligations set forth in paragraphs (a) through (c) of this Section shall only apply with respect to periods for which the Trustee is obligated to file Form 8-Ks and 10-Ks pursuant to paragraph (b) of this Section. In the event a Form 15 is properly filed pursuant to paragraph (b) of this Section, there shall be no further obligations under paragraphs (a) through (c) of this Section commencing with the fiscal year in which the Form 15 is filed (other than the obligations in paragraphs (a) and (b) of this Section to be performed in such fiscal year that relate back to the prior fiscal year).

     SECTION 3.21. Annual Certificate by Trustee.

     (a) Within 15 days prior to the date on which a Form 10-K is to be filed with a Certification by the Depositor, an officer of the Trustee shall execute and deliver an Officer's Certificate, signed by a Responsible Officer of the Trustee or any officer to whom that officer reports, to the Depositor for the benefit of such Depositor and its officers, directors and affiliates, certifying as to the matters described in the Officer's Certificate attached hereto as Exhibit K.

     (b) The Trustee shall indemnify and hold harmless the Depositor and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Trustee or any of its officers, directors, agents or affiliates of its obligations under this Section 3.21 any material misstatement or omission in the Officer's Certificate required under this Section or the negligence, bad faith or willful misconduct of the Trustee in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Trustee on the one had and the Depositor on the other in connection with a breach of the Trustee's obligations under this
Section 3.21, any material misstatement or omission in the Officer's Certificate required under this Section or the Trustee's negligence, bad faith or willful misconduct in connection therewith.

     SECTION 3.22. Annual Certificate by Servicer.

     (a) By February 28 beginning in 2005 or such other date specified in a written notice within 15 days prior to the date on which a Form 8-K is required to be filed with a Certification by the Depositor, the Servicer shall execute and deliver an Officer's Certificate in the form of Exhibit L attached hereto, signed by the senior officer in charge of servicing of the Servicer or any officer to whom that officer reports, to the Trustee, the NIM Insurer and Depositor for the benefit of the Trustee and Depositor and their respective officers, directors and affiliates, certifying as to the following matters:

         (i) The Servicer has reviewed the information required to be delivered to the Trustee pursuant to the Pooling and Servicing Agreement (the "Servicing Information").

         (ii) Based on the Servicer's knowledge, the information in the Annual Statement of Compliance, and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee by the Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make any such reports, certificates or other information, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Statement of Compliance;

         (iii) Based on the Servicer's knowledge, the Servicing Information required to be provided to the Trustee by the Servicer under this Agreement has been provided to the Trustee; and

         (iv) Based upon the review required under this Agreement, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Certified Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee by the Servicer, the Servicer has, as of the last day of the period covered by the Annual Statement of Compliance fulfilled its obligations under this Agreement.

     (b) The Servicer shall indemnify and hold harmless the Depositor and their respective officers, directors, agents and affiliates from and against (i) any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 3.22, (ii) any allegation that the Officer's Certificate required under this Section contains a misstatement of a material fact or omits or omitted to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading or (iii) the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Trustee and the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this
Section 3.22, any alleged material misstatement or omission in the Officer's Certificate required under this Section or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

     SECTION 3.23. Prepayment Penalty Reporting Requirements.

     (a) Promptly after each Distribution Date, the Servicer shall provide to the Depositor and the NIM Insurer the following information with regard to each Mortgage Loan that has prepaid during the related Prepayment Period:

         (i)  loan number;

         (ii) current Mortgage Rate;

         (iii) current principal balance;

         (iv) original principal balance;

         (v)  prepayment penalty amount due;

         (vi) prepayment penalty amount collected; and

         (vii) reason why full prepayment penalty amount was not collected, if applicable.

     SECTION 3.24. Statements to Trustee. Not later than the tenth calendar day of each month, the Servicer shall furnish to the Trustee and the NIM Insurer an electronic file providing loan level accounting data for the period ending on the last Business Day of the preceding month in the format mutually agreed upon between the Servicer and the Trustee, including but not limited to information described in Section 4.05(a).

     SECTION 3.25. Indemnification.

     The Servicer shall indemnify the Seller, the Trust Fund, Trustee, the Depositor and the NIM Insurer and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgements, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer immediately shall notify the Seller, the Trustee, the Depositor and the NIM Insurer or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgement or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall follow any written instructions received from the Trustee and the NIM Insurer in connection with such claim. The Servicer shall provide the Trustee, the Depositor and the NIM Insurer with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 3.25, and the Servicer from the assets of the Trust Fund in the Collection Account promptly shall reimburse itself for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of the Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement or the gross negligence, bad faith or willful misconduct of the Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

     SECTION 3.26. Nonsolicitation.

     For as long as the Servicer services the Mortgage Loans, the Servicer covenants that it will not, and that it will ensure that its affiliates and agents, will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related Mortgagors. It is understood that the promotions undertaken by the Servicer which are directed to the general public at large, or certain segments thereof, shall not constitute solicitation as that term is used in this Section 3.26.

     SECTION 3.27. Existing Servicing Agreement.

     The Servicer acknowledges the transfer on the Closing Date of the servicing of the Mortgage Loans from the Existing Servicing Agreement to this Agreement pursuant to Section 10.01 of the Existing Servicing Agreement.

                                   ARTICLE II
                                  DISTRIBUTIONS

     SECTION 4.01. Advances.

     Subject to the conditions of this Article IV, the Servicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. Each such Advance shall be remitted to the Collection Account no later than 1:00 p.m. New York City time on the Servicer Advance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If the Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, the Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, the NIM Insurer, each Rating Agency and the Trustee an Officer's Certificate setting forth the basis for such determination. The Servicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon Loan, but the Servicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect the Servicer's obligation under this Section 4.01 to Advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan. If a Mortgagor does not pay its final Scheduled Payment on a Balloon Loan when due, the Servicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non Recoverable Advance) a full month of interest (net of the Servicing Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.

     In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any amount held for future distribution has been used by the Servicer in discharge of its obligation to make any such Advance and
(ii) transfer such funds from the Collection Account to the Certificate Account. In addition, the Servicer shall have the right to reimburse itself for any such Advance from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed. Any funds so applied and transferred pursuant to the previous two sentences shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Servicer Advance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 4.01.

     SECTION 4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.

     In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Servicer shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Advance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall; provided that the amount so deposited with respect to any Distribution

Date shall be limited to the product of (x) one-twelfth of 0.30% and (y) the aggregate Stated Principal Balance of the Mortgage Loans. In case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Trust Fund or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date. Notwithstanding the foregoing, there shall be no reduction of the Servicing Fee in connection with Prepayment Interest Shortfalls related to the Relief Act and the Servicer shall not be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls related to the Relief Act.

     SECTION 4.03. Distributions on the REMIC Interests.


     On each Distribution Date, amounts on deposit in the Certificate Account shall be treated for federal income tax purposes as applied to distributions on the interests in REMIC 1, REMIC 2 and REMIC 3 in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 4.04.

     SECTION 4.04. Distributions.

     (a) [RESERVED].

     (b) On each Distribution Date, the Trustee shall make the following distributions from the Certificate Account of an amount equal to the Interest Funds in the following order of priority:

         (i) to the Class P Certificates, an amount equal to any prepayment penalties collected on the Mortgage Loans and (A) any amounts paid by the Seller or the Servicer in respect of prepayment charges pursuant to this Agreement or (B) any amounts received in respect of any indemnification paid as a result of a prepayment charge being unenforceable in breach of the representations and warranties set forth in the Sale Agreement received during the related Prepayment Period;

         (ii) to each Class of the Class R, Class A-1A, Class A-1B, Class A-2 and Class X Certificates, the Current Interest and any Interest Carry Forward Amount with respect to each such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carry Forward Amount to all of the Class R, Class A-1A, Class A-1B, Class A-2 and Class X Certificates, such amount will be distributed pro rata among each Class of the Class R, Class A-1A, Class A-1B, Class A-2 and Class X Certificates based on the ratio of (x) the Current Interest and Interest Carry Forward Amount for such Class to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class R, Class A-1A, Class A-1B, Class A-2 and Class X Certificates;

         (iii) to the Class M-1 Certificates, the Current Interest and any Interest Carry Forward Amount for such class;

         (iv) to the Class M-2 Certificates, the Current Interest and any Interest Carry Forward Amount for such class;

         (v) to the Class M-3 Certificates, the Current Interest and any Interest Carry Forward Amount for such class;

         (vi) to the Class B-1 Certificates, the Current Interest and any Interest Carry Forward Amount for such class;

         (vii) to the Class B-2 Certificates, the Current Interest and any Interest Carry Forward Amount for such class;

         (viii) [RESERVED]; and

         (ix) any remainder pursuant to Section 4.04(e) hereof.

     (c) All amounts representing prepayment charges in respect of the Mortgage Loans, and amounts paid by the Servicer in respect of prepayment charges pursuant to this Agreement will be distributed by the Trustee to the Holders of the Class P Certificates pursuant to Section 4.04(b).

     (d) On each Distribution Date, the Trustee shall make the following distributions from the Certificate Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 4.04(b) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

         (i) (1) to the Class A-1A, Class A-1B and Class R Certificates, (a) on or prior to the Distribution Date in March 2007 or if a Trigger Event has occurred and is continuing the Group One Principal Distribution Amount will be distributed sequentially to the Class R, Class A-1A and Class A-1B Certificates until their respective Certificate Principal Balances have been reduced to zero and (b) after the Distribution Date in March 2007, the Group One Principal Distribution Amount will be distributed pro rata, based upon their respective outstanding Certificate Principal Balances, to the Class A-1A and Class A-1B Certificates; and with respect to the Class A-2 Certificates, the Group Two Principal Distribution Amount will be distributed to the Class A-2 Certificates until their Certificate Principal Balance has been reduced to zero;

         (ii) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

         (iii) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

         (iv) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

         (v) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

         (vi) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount; and

         (vii) any remainder pursuant to Section 4.04(e) hereof.

     (e) On each Distribution Date, the Trustee shall make the following distributions up to the following amounts from the Certificate Account of the remainders pursuant to Section 4.04(b)(ix) and 4.04(d)(vii) hereof and, to the extent required to make the distributions set forth below in clauses (i) through
(vii) of this Section 4.04(e), and each such distribution shall be made only after all distributions pursuant to Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

         (i) for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

         (ii) to the Class M-1 Certificates, the Class M-1 Unpaid Realized Loss Amount;

         (iii) to the Class M-2 Certificates, the Class M-2 Unpaid Realized Loss Amount;

         (iv) to the Class M-3 Certificates, the Class M-3 Unpaid Realized Loss Amount;

         (v) to the Class B-1 Certificates, the Class B-1 Unpaid Realized Loss Amount;

         (vi) to the Class B-2 Certificates, the Class B-2 Unpaid Realized Loss Amount;

         (vii) to the Offered Certificates, on a pro rata basis, the Floating Rate Certificate Carryover for each such class; and

         (viii) the remainder pursuant to Section 4.04(f) hereof.

     (f) on each Distribution Date, the Trustee shall allocate the remainder pursuant to Section 4.04(e)(viii) as follows:

         (i)  to the Class C Certificates in the following order of priority,
     (I) the Class C Current Interest, (II) the Class C Interest Carry Forward Amount, (III) as principal on the Class C Certificate until the Certificate Principal Balance of the Class C Certificates has been reduced to zero and
     (IV) the Class C Unpaid Realized Loss Amount; and

         (ii) the remainder pursuant to Section 4.04(g) hereof.

     (g) On each Distribution Date, the Trustee shall allocate the remainder pursuant to Section 4.04(f)(ii) hereof, (i) to the Trustee to reimburse amounts or pay indemnification amounts owing to the Trustee from the Trust Fund pursuant to Section 8.06 to the extent such amounts shall have exceeded the cap set forth in Section 8.06(c), and (ii) thereafter, to the Class R Certificate and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

     (h) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Trustee shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Class C and Subordinated Certificates in the following order of priority:

         (i) to the Class C Certificates until the Class C Certificate Principal Balance is reduced to zero;

         (ii) to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance is reduced to zero;

         (iii) to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

         (iv) to the Class M-3 Certificates until the Class M-3 Certificate Principal Balance is reduced to zero

         (v) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

         (vi) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

     (i) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

     (j) The Trustee is hereby directed by the Depositor to execute the Cap Contract on behalf of the Trust Fund in the form presented to it by the Depositor and shall have no responsibility for the contents of such Cap Contract, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee under the Cap Contract at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in the Cap Contract, the Trustee shall not be required to make any payments to the counterparty under the Cap Contract. Any payments received under the terms of the Cap Contract will be available to pay the holders of the Offered Certificates up to the amount of any Floating Rate Certificate Carryovers remaining after all other distributions required under this Section 4.04 are made on such Distribution Date, other than Floating Rate Certificate Carryovers attributable to the fact that Applied Realized Loss Amounts are not allocated to the Class A and Class R Certificates. Any amounts received under the terms of the Cap Contract on a Distribution Date that are not used to pay such Floating Rate Certificate Carryovers will be distributed to the holders of the Class C Certificates. Payments in respect of such Floating Rate Certificate Carryovers shall be paid to the Offered Certificates, pro rata based upon such Floating Rate Certificate Carryovers for each class of Offered Certificates.

         (i) The Trustee shall establish and maintain, for the benefit of the Trust Fund and the Certificateholders, the Cap Contract Account. On or prior to the Cap Contract Termination Date, amounts, if any, received by the Trustee for the benefit of the Trust Fund in respect of the Cap Contract shall be deposited by the Trustee into the Cap Contract Account and will be used to pay Floating Rate Certificate Carryovers on the Offered Certificates. With respect to any Distribution Date on or prior to the Cap Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the Cap Contract will equal the product of (i) the excess of (x) One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to the rate with respect to such Distribution Date as shown under the heading "1ML Upper Collar" in the Cap Table), over (y) the rate with respect to such Distribution Date as shown under the heading "1ML Lower Collar" in the Cap Table, (ii) an amount equal to the Cap Contract Notional Balances and (iii) the number of days in such Accrual Period, divided by 360. If a payment is made to the Trust Fund under the Cap Contract and the Trustee is required to distribute excess amounts to the holders of the Class C Certificates as described above, the Trustee shall send a notice on the Business Day prior to the related Distribution Date stating the amount received on the Cap Contract, the amounts paid with respect to Floating Rate Certificate Carryovers and the amount due to the holders of the Class C Certificates. Such notice shall be sent by the Trustee via facsimile to the holders of the Class C Certificates.

         (ii) Amounts on deposit in the Cap Contract Account will remain uninvested pending distribution to Certificateholders.

         (iii) The Cap Contract is scheduled to remain in effect until the Cap Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty (after a grace period of three Local Business Days, as defined in the Cap Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the Cap Contract, the failure by the Cap Contract Counterparty (after a cure period of 20 days after notice of such failure is received) to perform any other agreement made by it under the Cap Contract, the termination of the Trust Fund and the Cap Contract becoming illegal or subject to certain kinds of taxation.

     (k) In accordance with this Agreement, the Servicer shall prepare and deliver a report (the "Remittance Report") to the Trustee and the NIM Insurer in the form of a computer readable magnetic tape (or by such other means as the Servicer, the Trustee and the NIM Insurer may agree from time to time) containing such data and information such as to permit the Trustee to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date.

     (l) The Trustee shall promptly notify the NIM Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class C Certificates or the Class P Certificates. Each Holder of the Class C Certificates or the Class P Certificates, by its purchase of such Certificates and the Trustee hereby agree that the NIM Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the NIM Insurer shall be subrogated to the rights of the Trustee and each Holder of the Class C Certificates and the Class P Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim; provided, however, that the NIM Insurer will not have any rights with respect to any Preference Claim set forth in this paragraph unless the indenture trustee with respect to the NIM Notes or the holder of any NIM Notes has been required to relinquish a distribution made on the Class C Certificates, the Class P Certificates or the NIM Notes, as applicable, and the NIM Insurer made a payment in respect of such relinquished amount.

     SECTION 4.05. Monthly Statements to Certificateholders.


     (a) Not later than each Distribution Date based on information provided by the Servicer, the Trustee shall prepare and make available on its website located at www.jpmorgan.com/sfr to each Holder of a Class of Certificates of the Trust Fund, the Servicer, the NIM Insurer, the Rating Agencies and the Depositor a statement setting forth for the Certificates:

         (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution Amount, if any, and (D) the aggregate amount of prepayment penalties, if any;

         (ii) the amount of such distribution to Holders of each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

         (iii) any Interest Carry Forward Amount for each Class of the Offered Certificates;

         (iv) the Class Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

         (v)  the Pool Stated Principal Balance for such Distribution Date;

         (vi) the related amount of the Servicing Fee paid to or retained by the Servicer and the amount of investment income earned on funds on deposit in the Certificate Account for the related Due Period;

          (vii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

         (viii) the amount of Advances included in the distribution on such Distribution Date;

         (ix) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

         (x) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

         (xi) the number and aggregate principal amounts of Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days,
     (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and Delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

         (xii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the calendar month preceding such Distribution Date and the date of acquisition thereof, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

        (xiii) the total number and principal balance of any REO Properties as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

         (xiv) the aggregate Stated Principal Balance of all Liquidated Loans as of the preceding Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

         (xv) whether a Stepdown Trigger Event has occurred;

         (xvi) with respect to each Class of Certificates, any Interest Carry Forward Amount with respect to such Distribution Date for each such Class, any Interest Carry Forward Amount paid for each such Class and any remaining Interest Carry Forward Amount for each such Class;

         (xvii) with respect to each Class Certificates any Interest Carryover Amount with respect to such Distribution Date for each such Class, any Interest Carryover Amount paid for each such Class and any remaining Interest Carryover Amount for each such Class;

         (xviii) the number and Stated Principal Balance (as of the preceding Distribution Date) of any Mortgage Loans which were purchased or repurchased during the preceding Due Period and since the Cut-off Date;

         (xix) the number of Mortgage Loans for which prepayment penalties were received during the related Prepayment Period and, for each such Mortgage Loan, the amount of prepayment penalties received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date;

         (xx) the related amount of the Credit Risk Manager Fee paid to the Credit Risk Manager;

         (xxi) the amount and purpose of any withdrawal from the Collection Account pursuant to Section 3.08(a)(iv);

         (xxii) the amount of any payments to each Class of Certificates that are treated as payments received in respect of a REMIC Regular Interest and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC Regular Interest; and

         (xxiii) as of each Distribution Date, the amount, if any, to be deposited in the Cap Contract Account pursuant to the Cap Contract as described in Section 4.04(j) and the amount thereof to be paid to the Offered Certificates as described in Section 4.04(j) hereof.

     (b) The Servicer shall deliver to the NIM Insurer a copy of any report delivered by the Servicer to the Trustee.

     (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to the NIM Insurer and each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this
Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

     (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificate and the NIM Insurer the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificate with respect to the following matters:

         (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

         (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

         (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

         (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

         (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

         (vi) The amount and timing of any non-interest expenses of the REMICs; and

         (vii) Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

     The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.12.

                                   ARTICLE III
                                THE CERTIFICATES

     SECTION 5.01. The Certificates.

     The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:


                             Minimum               Integral Multiples in             Original Certificate
Class                      Denomination              Excess of Minimum                Principal Balance
-----                      ------------              -----------------                -----------------

A-1A                       $25,000.00                     $1.00                        $215,128,000.00
A-1B                       $25,000.00                     $1.00                        $ 11,322,000.00
A-2                        $25,000.00                     $1.00                        $206,675,000.00
X                          $50,000.00                     $1.00                                     (1)
M-1                        $25,000.00                     $1.00                        $ 34,125,000.00
M-2                        $25,000.00                     $1.00                        $ 27,563,000.00
M-3                        $25,000.00                     $1.00                        $  9,188,000.00
B-1                        $25,000.00                     $1.00                        $ 14,438,000.00
B-2                        $25,000.00                     $1.00                        $  6,561,000.00
C                                  (2)                       (2)                       $      8,737.25
R                          $   100.00                       N/A                        $        100.00
P                                  (3)                       (3)                                    (3)

--------------------

(1) The Class X Certificates are interest-only certificates; they will not be entitled to payments of principal; and they will accrue interest on the Class X Notional Amount.

(2) The Class C Certificates shall not have a minimum dollar denominations as the Certificate Principal Balance thereof shall vary over time as described herein.

(3) The Class P Certificates shall not have minimum dollar denominations or Certificate Principal Balance and shall be issued in a minimum percentage interest of 25%.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

     SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

     (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of a Trustee. Whenever any

Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to a Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by a Trustee in accordance with such Trustee's customary procedures.

     (b) No Transfer of a Class C or Class P Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class C or Class P Certificate by Merrill Lynch & Co. or, in connection with the transfer of a Class C or Class P Certificate to the indenture trustee under an Indenture pursuant to which NIM Notes are issued, whether or not such notes are guaranteed by the NIM Insurer) each certify to each Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit F (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter") or (ii) there shall be delivered to each Trustee an Opinion of Counsel addressed to the Trustee that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Trustee. The Depositor shall provide to any Holder of a Class C or Class P Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Trustee regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class C or Class P Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     No Transfer of an ERISA Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee and the NIM Insurer, to the effect that either (A) such transferee is not an employee benefit plan subject to Title I of ERISA or a plan subject to
Section 4975 of the Code or a plan subject to any applicable Federal, state or local law materially similar to the foregoing provisions of ERISA and the Code ("Similar Law"), or a Person acting on behalf of any such plan or using the assets of any such plan or (B) in the case of any such ERISA Restricted Certificate, other than a Class R Certificate, such transferee is an insurance company and the source of funds for the purchase of such Certificate is an "insurance company general account" within the meaning of Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), and the acquisition and holding of such Certificate are covered under Sections I and III of PTCE 95-60, or (ii) in the case of any such ERISA Restricted Certificate, other than a Class R Certificate, presented for registration in the name of an employee benefit plan subject to ERISA, a plan subject to Section 4975 of the Code, or a plan subject to Similar Law (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the NIM Insurer to the effect that the purchase and holding of such ERISA Restricted Certificate will not result in a prohibited transaction under ERISA or the Code or Similar Law and will not subject the NIM Insurer or the Trustee to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the NIM Insurer or the Trustee. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Trustee by the transferee's acceptance of an ERISA Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA Restricted Certificates) unless the Trustee shall have received from the transferee an alternative representation acceptable in form and substance to the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, or a plan subject to Similar Law without the delivery to the Trustee and the NIM Insurer of a representation or an Opinion of Counsel satisfactory to the Trustee and the NIM Insurer as described above shall be void and of no effect. The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, or a plan subject to Similar Law or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

     No Transfer of a Class C Certificate may be made to a person that is either
(i) not a "United States person" (as defined for purposes of Section 7701 of the Code) or (ii) a Disqualified Organization or a Person acquiring such Certificate on behalf (as a broker, agent, nominee or otherwise) of a Disqualified Organization. The Trustee shall not register any Transfer of a Class C Certificate unless the Trustee shall have been furnished with a Transferee Letter or a letter from the initial Holder of the Class C Certificates in the form attached as Exhibit M. Any Transfer of a Class C Certificate in violation of the provisions of this Section 5.02(b) shall be absolutely null and void and the purported Transferee shall acquire absolutely no rights in such Class C Certificate.

     (c) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

         (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

         (ii) No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Trustee prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(c)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

         (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of section 7701 of the Code) unless such person furnishes the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Trustee consents to such transfer, sale or other disposition in writing.

         (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

         (v) At the option of the Holder of the Class R Certificate, the Class LT1-R Interest, the Class LT2-R Interest, the Class LT3-R Interest and the Residual Interest may be severed and represented by separate certificates; provided, however, that such separate certification may not occur until the NIM Insurer and the Trustee receive an Opinion of Counsel addressed to the Trustee to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Trust Fund or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(b) and (c) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class

     LT1-R Interest , the Class LT2-R Interest, the Class LT3-R Interest and the Residual Interest shall be severed and represented by separate Certificates.

     The restrictions on Transfers of a Class R Certificate set forth in this
Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee and the NIM Insurer of an Opinion of Counsel addressed to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel addressed to and furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

     (d) The transferor of the Class R Certificate shall notify the Trustee in writing upon the transfer of the Class R Certificate.

     (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Trust Fund, the Depositor or the Trustee.

     SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee and the NIM Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

     SECTION 5.04. Persons Deemed Owners.

     The NIM Insurer, the Trustee and any agent of the NIM Insurer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the NIM Insurer nor the Trustee, nor any agent of the NIM Insurer or the Trustee shall be affected by any notice to the contrary.

     SECTION 5.05. Access to List of Certificateholders' Names and Addresses.

     If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the NIM Insurer or the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the NIM Insurer, the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 5.06. Book-Entry Certificates.

     The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08:

     (a) the provisions of this Section shall be in full force and effect;

     (b) the Depositor, the Trustee and the NIM Insurer may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

     (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

     (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

     (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

     (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

     (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

     SECTION 5.07. Notices to Depository.

     Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners and the Trustee shall give all such notices and communications to the Depository.

     SECTION 5.08. Definitive Certificates.

     If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Trustee that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Trustee that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Book-Entry Certificates and the NIM Insurer, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

     SECTION 5.09. Maintenance of Office or Agency.

     The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its office at 2001 Bryan Street, 8th Floor, Dallas, Texas 75201, Attention:
Institutional Trust Services/Transfer Department as offices for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE IV
                         THE DEPOSITOR AND THE SERVICER

    SECTION 6.01. Respective Liabilities of the Depositor and the Servicer.

     The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

     SECTION 6.02. Merger or Consolidation of the Depositor or the Servicer.

     Except as provided in the next paragraph, the Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or banking association under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor or Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or Servicer shall be a party, or any Person succeeding to the business of the Depositor or Servicer, shall be the successor of the Depositor or Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to a Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

     SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others.

     None of the Depositor, the Servicer nor any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense, incurred in connection with the performance of their duties under this agreement or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor or the Servicer may, in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Servicer and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided by
Section 3.08 hereof.

     SECTION 6.04. Limitation on Resignation of Servicer.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the NIM Insurer. No such resignation shall become effective until the Trustee or a successor servicer reasonably acceptable to the Trustee and the NIM Insurer is appointed and has assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder. Any such resignation shall not relieve the Servicer of any of the obligations specified in Sections 7.01, 7.02 and 7.03 as obligations that survive the resignation or termination of the Servicer.

     The Trustee and the Depositor hereby specifically (i) consent to the pledge and assignment by the Servicer of all the Servicer's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders, and (ii) provided that no Event of Default exists, agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereby the Servicer shall resign as Servicer under this Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor servicer but only if such successor servicer meets the requirements of a successor servicer under this Agreement and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

     SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds.

     The Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for Persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee and the NIM Insurer, upon request, with copies of such policies and fidelity bond or a certification from the insurance provider evidencing such policies and fidelity bond. In the event that any such policy or bond ceases to be in effect, the Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. Any such policy or fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the NIM Insurer.

                                   ARTICLE V
                        DEFAULT; TERMINATION OF SERVICER

     SECTION 7.01. Events of Default.

     "Event of Default," wherever used herein, means any one of the following events:

     (i) any failure by the Servicer to make any Advance to deposit in the Collection Account or the Certificate Account or remit to the Trustee any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for three Business Days and, with respect to a payment required to be made under Section 4.01 hereof, for one Business Day, after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Trustee and the Servicer by the NIM Insurer or the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates; or

     (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Trustee by the NIM Insurer or the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates; or

     (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

     (iv) consent by the Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

     (v) admission by a Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     If an Event of Default shall occur with respect to the Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, or solely with respect to clause (i) above by 5:00 p.m. on the Servicer Remittance Date, the Trustee may (with the written consent of the NIM Insurer, except after a NIM Insurer Default), or at the direction of the NIM Insurer or the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates (with the written consent of the NIM Insurer, except after a NIM Insurer Default), shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, subject to and in accordance with Section 6.04 hereof, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee as successor servicer. To the extent the Event of Default resulted from the failure of the Servicer to make a required Advance, the Trustee, in its capacity as successor servicer, shall thereupon make any Advance described in
Section 4.01 hereof subject to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to
Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The

Servicer and the Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default or an event that, with notice, passage of time, other action or any combination of the foregoing would be an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

     Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

     SECTION 7.02. Servicer Trigger Event

     A "Servicer Trigger Event," shall be deemed to have occurred on any Distribution Date where the aggregate amount of cumulative Realized Losses incurred since the Cut-off Date through the last day of the related Accrual Period divided by the Pool Balance as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

DISTRIBUTION DATE OCCURRING IN                      PERCENTAGE
------------------------------                      ----------
April 2007 through March 2008                       4.25%
April 2008 through March 2009                       5.60%
April 2009 through March 2010                       7.50%
April 2010 and thereafter                           8.00%


     Upon discovery by the Trustee that a Servicer Trigger Event has occurred, the Trustee shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the Certificateholders. If a Servicer Trigger Event shall occur, then the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates (with the written consent of the NIM Insurer, except after a NIM Insurer Default), may, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, subject to and in accordance with Section 6.04 hereof, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee as successor servicer. The Trustee is hereby authorized and empowered as successor servicer to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee as successor servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee as successor servicer of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The Servicer and the Trustee shall promptly notify the Rating Agencies of the occurrence of a Servicer Trigger Event, such notice to be provided in any event within two Business Days of such occurrence.

     Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

     SECTION 7.03. Trustee to Act; Appointment of Successor.

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 or 7.02 hereof, the Trustee shall, to the extent provided in Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section
4.01. As compensation therefor, subject to the last paragraph of Section 7.01 or 7.02, as applicable, the Trustee shall be entitled to all compensation and reimbursement for costs and expenses that the Servicer would have been entitled to hereunder if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01 or 7.02 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which successor shall be approved by the NIM Insurer and which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor servicer shall be an institution that is acceptable to the NIM Insurer and is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01 or 7.02), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee and the NIM Insurer shall have consented thereto, prior written consent of the NIM Insurer is obtained and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

     SECTION 7.04. Notification to Certificateholders.

     (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the NIM Insurer and to each Rating Agency.

     (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and the NIM Insurer notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                   ARTICLE VI
                             CONCERNING THE TRUSTEE

     SECTION 8.01. Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the majority of the Certificateholders or the NIM Insurer, or may, proceed to protect and enforce its rights and the rights of the Certificateholders or the NIM Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIM Insurer and the Certificateholders.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform on their face, to the requirements of this Agreement. If any such instrument is found not to conform, on its face, to the requirements of this Agreement in a material manner, the Trustee shall notify the person providing such Agreement of such non-conformance, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the NIM Insurer and the Certificateholders and take such further action as directed by the NIM Insurer and the Certificateholders.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

         (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

         (ii) the Trustee shall not be liable, individually or as Trustee, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent or acted in bad faith or with willful misfeasance;

         (iii) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIM Insurer or the Holders of each Class of Certificates evidencing not less than 50% of the Voting Rights of such Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

         (iv) except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and
     Section 8.02, upon the request of the NIM Insurer or the Holders of the Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Trustee,
(ii) of which a Responsible Officer has actual knowledge and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document related to is a Mortgaged Property.

     SECTION 8.02. Certain Matters Affecting the Trustee.

     (a) Except as otherwise provided in Section 8.01:

         (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (ii) the Trustee may consult with counsel of its choice and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (iii) the Trustee shall not be liable, individually or as Trustee, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the NIM Insurer or the Holders of each Class of Certificates evidencing not less than 50% of the Voting Rights of such Class;

         (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

         (vi) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

         (vii) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

         (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof,

         (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIM Insurer or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIM Insurer or such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; and

         (x) if requested by the Servicer, the Trustee may appoint the Servicer as the trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and the Servicer. The Trustee shall have no liability for any action or inaction of the Servicer in connection with such power of attorney and the Trustee shall be indemnified by the Servicer for all liabilities, costs and expenses incurred by the Trustee in connection with the Servicer's use or misuse of such powers of attorney.

     (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement.

     SECTION 8.03. Trustee Not Liable for Mortgage Loans.

     The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Mortgage Loan, of any guarantee of a NIM Insurer or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or Certificate Account by the Depositor or the Servicer.

     SECTION 8.04. Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

     SECTION 8.05. Trustee's Fees.

     The Trustee shall be entitled to earnings on or investment income with respect to funds in or credited to the Certificate Account.

     SECTION 8.06. Indemnification of Trustee; Expenses.

     (a) The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder, including any applicable fees and expenses payable hereunder and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

         (i) with respect to any such claim, the Trustee shall have given the Depositor and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Trust Fund of the obligation to indemnify the Trustee; however, any reasonable delay by the Trustee to provide written notice to the Depositor and the Holders promptly after the Trustee shall have obtained knowledge of a claim shall not relieve the Trust Fund of the obligation to indemnify the Trustee under this Section 8.06;

         (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense;

         (iii) notwithstanding anything to the contrary in this Section 8.06, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld; and

         (iv) any such loss, liability or expense to be indemnified by the Trust Fund must constitute an "unanticipated expense" of the Trust Fund within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

     The provisions of this Section 8.06 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

     (b) The Trustee shall be entitled to all reasonable expenses, disbursements and advancements incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses, disbursements and advancements that either (i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

     (c) The Trustee's right to indemnification and reimbursement shall be subject to a cap of $300,000, excluding any Servicing Transfer Costs and any auction expenses incurred by the Trustee in connection with Section 9.01(a)(i), in the aggregate in any calendar year; provided, however, that such cap shall apply only if NIM Notes have been issued and are outstanding and shall cease to apply after the date on which any NIM Notes are paid in full and all amounts which the NIM Insurer is entitled to be paid or reimbursed shall have been paid or reimbursed. Any amounts not in excess of this cap may be withdrawn by the Trustee from the Certificate Account at any time.

     SECTION 8.07. Eligibility Requirements for Trustee.

     The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction) and reasonably acceptable to the NIM Insurer. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor and the NIM Insurer and their respective Affiliates; provided, however, that such corporation cannot be an Affiliate of the Servicer other than the Trustee in its role as successor to the Servicer.

     SECTION 8.08. Resignation and Removal of Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor and the NIM Insurer and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to Section 8.09, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee acceptable to the NIM Insurer in accordance with Section 8.09 and meeting the qualifications set forth in Section 8.07. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 hereof and shall fail to resign after written request thereto by the Depositor or the NIM Insurer, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Depositor or the NIM Insurer may remove the Trustee and the Depositor with the consent of the NIM Insurer shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Servicer and one copy of which shall be delivered to the successor trustee.

     The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates, with the consent of the NIM Insurer, or the NIM Insurer upon failure of the Trustee to perform its obligations hereunder may at any time remove the Trustee and the Depositor shall appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized (or by the NIM Insurer), one complete set of which instruments shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to the NIM Insurer and each Rating Agency by the Successor Trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.09 hereof.

     SECTION 8.09. Successor Trustee.

     Any successor trustee appointed as provided in Section 8.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, the NIM Insurer and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

     No successor trustee shall accept appointment as provided in this Section
8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

     SECTION 8.10. Merger or Consolidation of Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.07 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

     SECTION 8.11. Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIM Insurer to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer and the NIM Insurer. The Trustee shall not be liable for the actions of any co-trustee appointed at the request of the Trustee provided that such co-trustee has been appointed with due care. If the Servicer and the NIM Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.09.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

         (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

         (iii) The Trustee with the consent of the NIM Insurer may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer, the NIM Insurer and the Depositor.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 8.12. Tax Matters.

     It is intended that each of the REMICs provided for herein shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. It is also intended that each of the grantor trusts provided for in Section 2.07 hereof shall constitute, and that the affairs of Trust Fund shall be conducted so as to allow each such grantor trust to qualify as, a grantor trust under the provisions of Subpart E, Part I of Subchapter J of the Code. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the REMICs and grantor trusts provided for herein, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the REMICs provided for herein; (c) make or cause to be made elections, on behalf of each of the REMICs provided for herein to be treated as a REMIC on the federal tax return of such REMICs for their first taxable years (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions or other applicable tax law, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a Pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the REMICs and grantor trusts provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions and the status of each of the grantor trusts provided for herein as a grantor trust under Subpart E, Part I of Subchapter J of the Code; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (h) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the grantor trust status under Subpart E, Part I of Subchapter J of the Code of any of the grantor trusts provided for herein or result in the imposition of tax upon any such grantor trust; (i) pay, from the sources specified in the last paragraph of this Section 8.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the REMICs provided for herein prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (j) sign or cause to be signed federal, state or local income tax or information returns; (k) maintain records relating to each of the REMICs provided for herein, including but not limited to the income, expenses, assets and liabilities of each of the REMICs provided for herein, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (l) as and when necessary and appropriate, represent each of the REMICs and grantor trusts provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.

     In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

     In the event that any tax is imposed on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any of such REMICs as defined in
Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by
(i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement or as a result of the location of the Trustee, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or as a result of the location of such other party or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses
(i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders (pro rata) pursuant to Section 4.04, and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class C Certificates (pro rata), second, to the Class B-2 Certificates (pro rata), third, to the Class B-1 Certificates (pro rata), fourth to the Class M-3 Certificates (pro rata), fifth, to the Class M-2 Certificates (pro rata), sixth, to the Class M-1 Certificates (pro rata), and seventh, to the Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificate, the Trustee is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificate (and, if necessary, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

     (a) Each of the Depositor and the Trustee agrees not to knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

                                  ARTICLE VII
                                   TERMINATION

     SECTION 9.01. Termination upon Liquidation or Repurchase of all Mortgage Loans.

     (a) Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earliest of (i) the successful completion of the auction referred to in Section 9.01(b), (ii) the exercise by the NIM Insurer (or the Servicer) of the Clean Up Call on any Distribution Date on or after the Clean Up Call Date and (iii) the later of (x) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (y) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and
(ii) the Latest Possible Maturity Date.

     (b) (i) Any termination pursuant to Section 9.01(a)(i) shall be effected by the auction by the Trustee of all of the Mortgage Loans and REO Properties via a solicitation of bids in accordance with the auction procedures set forth in Exhibit N. The Trustee shall accept the highest such bid, provided that such bid equals or exceeds the amount described in the definition of "Auction Termination Price." Any sale pursuant to such auction process must occur no earlier than the second day of the calendar month that includes the Distribution Date on which the proceeds of such sale will be distributed to the Certificateholders.

         (ii) If no sale under Section 9.01(a)(i) occurs, the NIM Insurer (or the Servicer as provided in clause (e) below) may, at its option, terminate the Trust Fund on any Distribution Date by purchasing all of the Mortgage Loans and REO Properties at the price equal to the Clean Up Call Price.

Notwithstanding anything to the contrary herein, the Auction Termination Amount received by the Trustee or the Clean Up Call Price paid by the NIM Insurer or the Servicer shall be deposited by the Trustee directly into the Certificate Account promptly upon receipt of such amount by the Trustee. Any Clean Up Call Price to be paid by the NIM Insurer or the Servicer shall be paid by the NIM Insurer or the Servicer to the Trustee for deposit into the Certificate Account.

     (c) If the Trustee receives a bid meeting the conditions specified in
Section 9.01(b)(i) or there is a Clean Up Call pursuant to Section 9.01(b)(ii), then the Trustee's written acceptance of such bid shall constitute a plan of complete liquidation within the meaning of Section 860F of the Code, and the Trustee shall release to the winning bidder of the auction or the purchaser pursuant to the Clean Up Call, upon the Trustee's receipt of the Auction Termination Price or the Clean Up Call Price and the distribution by the Trustee of such amounts in accordance with Section 4.04 hereof, the Mortgage Files pertaining to the Mortgage Loans being purchased and take such other actions as the winning bidder or such purchaser may reasonably request to effect the transfer of the Mortgage Loans to the winning bidder or such purchaser.

     In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deposit in the Certificate Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.08), which deposit shall be deemed to have occurred immediately preceding such purchase.

     Any purchase shall be accomplished by deposit into the Certificate Account of the amount paid by the winning bidder if an Auction Termination has occurred or the amount described in the definition of "Clean Up Call Price" and only following the delivery of an Opinion of Counsel in form and substance acceptable to the Trustee that such termination is a "Qualified Liquidation" under Section 860F of the Code.

     (d) The right of the Depositor to direct the Trustee to effect an Auction Termination or of the NIM Insurer or the Servicer to effect a Clean Up Call pursuant to clause (a)(i) or (a)(ii) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent (10%) or less of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     (e) In the event that the Trustee is unable to complete a sale at the Auction Termination and the NIM Insurer does not exercise a Clean Up Call, the Servicer may terminate the Trust Fund by purchasing all the Mortgage Loans, and REO Properties at a price equal to the Clean Up Call Price on any Distribution Date on or after the Clean Up Call Date, by exercising a Clean Up Call.

     (f) The Class R Certificateholder hereby assigns to the Class C Certificateholders that portion of any amount received by the Class R Certificate upon an Auction Termination or Clean Up Call of the Trust Fund that is attributable to clause (C) of the definition of Auction Termination Price or clause (c) of the definition of Clean Up Call Price and required to cover what would otherwise be a shortfall in the amounts described in clause (C) of the definition of Auction Termination Price or clause (c) of the definition of Clean Up Call Price.

     SECTION 9.02. Final Distribution on the Certificates.

     If on any Determination Date, (i) the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall send a final distribution notice promptly to each Certificateholder and the NIM Insurer or
(ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Trustee specified in such notice. If the Trustee is able to terminate the Trust Fund pursuant to Section 9.01(a)(i), or if the NIM Insurer or the Servicer conducts a Clean Up Call and terminates the Trust Fund pursuant to Section 9.01(a)(ii) or 9.01(e), at least 10 days prior to the date notice is to be mailed to the affected Certificateholders, the Trustee shall notify the Depositor and the Servicer of the date such electing party intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

     Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and
(c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice to the NIM Insurer and each Rating Agency at the time such notice is given to Certificateholders.

     In the event such notice is given, the Servicer shall cause all funds in the Collection Account to be deposited in the Certificate Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Trustee or the NIM Insurer, as applicable, the Mortgage Files for the Mortgage Loans.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Certificate Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

     In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the Trustee shall have no further duties or obligations with respect thereto.

     SECTION 9.03. Additional Termination Requirements.

     (a) In the event the Trustee is able to effect an Auction Termination or the NIM Insurer or the Servicer conducts a Clean Up Call as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel addressed to the Trustee, at the expense of the Trust Fund or the NIM Insurer, as applicable, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the REMICs provided for herein as defined in section 860F of the Code, or (ii) cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding:

         (i) The Depositor shall establish a 90-day liquidation period and notify the Trustee thereof, which shall in turn specify the first day of such period in a statement attached to the final tax returns of each of the REMICs provided for herein pursuant to Treasury Regulation Section

     1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Trust Fund or the NIM Insurer, as applicable;

         (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

         (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims known to the Trustee), and the Trust Fund shall terminate at that time, whereupon the Trustee shall have no further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.

     (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor
Certificateholders.

     (c) The Trustee as agent for each REMIC hereby agrees to adopt and sign a plan of complete liquidation prepared and delivered to it by the Depositor upon the written request of the Depositor, and the receipt of Opinion of Counsel referred to in Section 9.03(a)(i) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

     SECTION 10.01. Amendment.

     This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIM Insurer and without the consent of any of the Certificateholders to,

         (i)  To cure any ambiguity or correct any mistake,

         (ii) To correct, modify or supplement any provision therein which may be inconsistent with any other provision herein,

         (iii) To add any other provisions with respect to matters or questions arising under this Agreement, or

         (iv) To modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel addressed to the Trustee to such effect, adversely effect in any material respect the interests of any Holder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

     Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Servicer and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee and the NIM Insurer have been provided an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     This Agreement may also be amended from time to time by the Depositor, the Servicer, the Trustee and the Holders of the Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights, with the consent of the NIM Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax on the Trust Fund, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding. A copy of such Opinion of Counsel shall be provided to the NIM Insurer.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee or upon the written request of the Trustee to the Servicer, the Servicer shall furnish written notification of the substance of such amendment to each Certificateholder, the NIM Insurer and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Nothing in this Agreement shall require the Trustee or the Servicer to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee or the Servicer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

     The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

     SECTION 10.02. Counterparts.

     This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 10.03. Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     SECTION 10.04. Intention of Parties.

     It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

     The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

     SECTION 10.05. Notices.

     (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and the NIM Insurer with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

          (i)  Any material change or amendment to this Agreement;

          (ii) The occurrence of any Event of Default that has not been cured;

          (iii) The resignation or termination of the Trustee or the Servicer and the appointment of any successor;

          (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03 and 3.12;

          (v)  The final payment to Certificateholders; and

          (vi) Any change in the location of the Certificate Account or the Certificate Account.

     The Trustee shall promptly furnish or make available to each Rating Agency copies of the following:

          (i)  Each report to Certificateholders described in Section 4.05;

          (ii) Each annual statement as to compliance described in Section 3.17; and

          (iii) Each annual independent public accountants' servicing report described in Section 3.18.

     (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention: Asset-Backed Finance; (b) in the case of the Trustee, JPMorgan Chase Bank, 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services/Structured Finance Services, SURF Series 2004-BC1; (c) in the case of the Rating Agencies, (i) Standard and Poor's, a division of the McGraw Hill Companies, Inc., 55 Water Street, New York, New York 10041, (ii) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007; (d) in the case of NIM Insurer, an address to be specified; (e) in the case of the Credit Risk Manager, The Murrayhill Company, 1700 Lincoln Street, Suite 1600, Denver, Colorado 80203, Attention: General Counsel; (f) in the case of the Servicer, Litton Loan Servicing LP, 4282 Loop Central Drive, Houston, Texas 77018-2226,
Attention: Larry Litton, Sr.; and in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

     SECTION 10.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.07. Assignment.

     Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor.

     SECTION 10.08. Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates and/or the NIM Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder and/or the NIM Insurer or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.09. Inspection and Audit Rights.

     The Servicer agrees that, on reasonable prior notice, it will permit any representative of the NIM Insurer, the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the NIM Insurer, Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees, agents, counsel and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the NIM Insurer, Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer.

SECTION 10.10. Certificates Nonassessable and Fully Paid.

     It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

     SECTION 10.11. Third Party Rights.

     The NIM Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

     SECTION 10.12. Additional Rights of the NIM Insurer.

     (a) Each party to this Agreement, any agent thereof and any successor thereto shall furnish to the NIM Insurer a copy of any notice, direction, demand, opinion, schedule, list, certificate, report, statement, filing, information, data or other communication provided by it or on its behalf to any other Person pursuant to this Agreement at the same time, in the same form and in the same manner as such communication is so provided and shall address or cause such communication to be addressed to the NIM Insurer in addition to any other addressee thereof. The Servicer shall cause the NIM Insurer to be an addressee of any report furnished pursuant to this Agreement.

     (b) Wherever in this Agreement there shall be a requirement that there be no downgrade, reduction, withdrawal or qualification of or other effect on the rating of any Class of Certificates by any Rating Agency as of any date, there also shall be deemed to be a requirement that there be no such effect on any class of notes issued pursuant to the Indenture and guaranteed by the NIM Insurer as of such date. In addition, unless there exists a continuance of any failure by the NIM Insurer to make a required payment under the policy insuring the NIM Notes (such event, a "NIM Insurer Default"), wherever in this Agreement there shall be a requirement that any Person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other Person (whether as a condition to the eligibility of such Person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such Person or matter be approved in writing by the NIM Insurer, which approval shall not be unreasonably withheld or delayed.

     SECTION 10.13. Credit Risk Manager.

     (a) For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any prepayment charges with respect to the Mortgage Loans. Upon request, the Depositor shall forward copies of such reports to the Trustee and the NIM Insurer. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreement, and the Credit Risk Manager shall look solely to the Depositor for all information and data (including loss and delinquency information and data) relating to the servicing of the Mortgage Loans. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicer, the Trustee, and each Rating Agency. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section shall not become effective until the appointment of a successor Credit Risk Manager.

     (b) Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability to the Trustee, the Certificateholders, or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement, in reliance upon information provided by the Depositor under the Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance or bad faith in its performance of its duties. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Depositor pursuant to the Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

     (c) The Credit Risk Manager may be removed as Credit Risk Manager by Certificateholders holding not less than 66 2/3% of the Voting Rights in the Trust, in the exercise of its or their sole discretion. The Certificateholders shall provide written notice of the Credit Risk Manager's removal to the Trustee. Upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.

     (d) The Servicer agrees to provide the Depositor with all information in relation to the Mortgage Loans that is reasonably requested by the Depositor, which information shall include, but not be limited to, monthly data on each Mortgage Loan in the Trust, information on delinquent and defaulted Mortgage Loans, information on prepayment charges with respect to the Mortgage Loans, and copies of realized loss certificates or any such itemization regarding each Liquidated Loan for the applicable Due Period.

     (e) The Servicer shall permit the Credit Risk Manager to conduct an on-site review and evaluation of the Servicer's operations, as they relate to the Mortgage Loans, no more than annually, unless circumstances warrant special review. Circumstances warranting special review shall include, but not be limited to, a request by the Depositor that a review be conducted. The review and evaluation will be conducted upon at least thirty (30) days prior written notice, except in the case of special review, to the Servicer by the Credit Risk Manager, and shall be conducted at the Credit Risk Manager's expense.

     SECTION 10.14. Assignment; Sales; Advance Facilities.

     (a) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility"), the documentation for which complies with Section 10.14(e) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an "SPV"), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a "Lender"), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an "Advance Financing Person"), and/or (2) an Advance Financing Person agrees to fund all the Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances, (A) the Servicer (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any Servicer's Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

     (b) If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Trustee at the address set forth in Section 10.05 hereof a written notice (an "Advance Facility Notice"), stating (a) the identity of the Advance Financing Person and (b) the identity of the Person (the "Servicer's Assignee") that will, subject to Section 10.14(c) hereof, have the right to make withdrawals from the Collection Account pursuant to Section 3.08(a) hereof to reimburse previously unreimbursed Advances and/or Servicing Advances ("Advance Reimbursement Amounts"). Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with Section 3.08 hereof, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s) and (ii) shall not consist of amounts payable to a successor servicer in accordance with Section 3.05 hereof to the extent permitted under Section 10.14(e) below.

     (c) Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Financing Person and the Servicer's Assignee, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with Section 4.01 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trustee in the manner set forth in Section 10.05 hereof. Upon receipt of such written notice, the Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer's Assignee shall immediately have the right to receive from the Collection Account all Advance Reimbursement Amounts. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer's Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder from withdrawals from the Collection Account pursuant to Section 4.01 of this Agreement and shall not otherwise be entitled to make withdrawals or receive amounts that shall be deposited in the Distribution Account pursuant to Section 4.01 hereof, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the Servicer or Servicer's Assignee, as applicable, shall be entitled pursuant to Section 4.01 hereof. An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section
10.05 hereof. None of the Depositor or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Servicer's Assignee. The Servicer shall indemnify the Depositor, the Trustee, any successor servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advance Financing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee or any successor servicer, as the case may be, or failure by the successor servicer or the Trustee, as the case may be, to remit funds as required by this Agreement or the commission of an act or omission to act by the successor servicer or the Trustee, as the case may be, and the passage of any applicable cure or grace period, such that an Event of Default under this Agreement occurs or such entity is subject to termination for cause under this Agreement. The Servicer shall maintain and provide to any successor servicer and, upon request, the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advance Financing Person. The successor servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor servicer shall not be liable for any errors in such information.

     (d)  [RESERVED]

     (e) As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor servicer and its Advance Financing Person, if any, on the other hand, Advance

Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a "first-in, first out" basis. In the event the Servicer's Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error, then such Servicer's Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or Servicing Advances funded by the Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer's Assignee.

     (f) For purposes of any Officer's Certificate of the Servicer made pursuant to Section 4.01, any Non-Recoverable Advance or Non-Recoverable Servicing Advance referred to therein may have been made by such Servicer or any predecessor Servicer. In making its determination that any Advance or Servicing Advance theretofore made has become a Non-Recoverable Advance or Non-Recoverable Servicing Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by the Servicer or any predecessor Servicer.

     (g) Any amendment to this Section 10.14 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.14, including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee, the Depositor and the Servicer without the consent of any Certificateholder, provided such amendment complies with Section 10.01 hereof. All reasonable costs and expenses (including attorneys' fees) of each party hereto of any such amendment shall be borne solely by the Servicer. The parties hereto hereby acknowledge and agree that: (a) the Advances and/or Servicing Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advance Financing Person; (b) the Servicer will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advance Financing Person.

     IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                          MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor

                          By:  _________________________________________________
                          Name: John G. Winchester
                          Title: Vice President

                          LITTON LOAN SERVICING LP,
                                    as Servicer

                          By:  _________________________________________________
                          Name: Janice McClure
                          Title: Senior Vice President

                          JPMORGAN CHASE BANK
                                not in its individual capacity, but
                                  solely as Trustee

                          By:  _________________________________________________
                          Name: Rebekah Pappachen
                          Title: Assistant Vice President

Solely for purposes of Section 10.13,
accepted and agreed to by:

THE MURRAYHILL COMPANY

By:  _________________
Name:
Title:

                                    EXHIBIT A

                          FORMS OF OFFERED CERTIFICATES

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT B-1

                  MORTGAGE LOAN SCHEDULE - TOTAL MORTGAGE POOL

                             [INTENTIONALLY OMITTED]

                                  EXHIBIT B-2

               MORTGAGE LOAN SCHEDULE - GROUP ONE MORTGAGE LOANS

                            [INTENTIONALLY OMITTED]

                                   EXHIBIT B-3

                MORTGAGE LOAN SCHEDULE - GROUP TWO MORTGAGE LOANS

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                          FORM OF TRUSTEE CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York  10080

Litton Loan Servicing LP
5373 W. Alabama
Suite 600
Houston, Texas  77056

Re: Pooling and Servicing Agreement dated as of March 1, 2004 among Merrill Lynch Mortgage Investors, Inc., as depositor, Litton Loan Servicing LP, as servicer and JPMorgan Chase Bank, as trustee, relating to Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-BC1

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

     (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

     (ii) In connection with each Mortgage Loan as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

     (iii) Such documents have been reviewed by it and such documents do not contain any material omissions or defects within the meaning of Section 2.01 or 2.02.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number and the name of the Mortgagor in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs
(i)(A) through (E), inclusive, of Section 2.01 in the Agreement and documents listed in clause (F) to the extent the Trustee has received written notice of the existence of such documents from the Depositor or the Seller. The Trustee makes no representations or warranties as to the validity, legality, recordability, sufficiency, recordability, enforceability or genuineness of any of the documents contained in each Mortgage Loan or the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                         JPMORGAN CHASE BANK, as Trustee

                         By:  __________________________________________________
                         Name:  ________________________________________________
                         Title:  _______________________________________________

                                    EXHIBIT E

                           FORM OF TRANSFEREE'S LETTER
              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST,
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2004-BC1

                                     [DATE]

JPMorgan Chase Bank
2001 Bryan Street
8th Floor
Dallas, Texas 75201
Attention:  Institutional Trust Services-Transfer Department - SURF 2004-BC1

Ladies and Gentlemen:

     We propose to purchase the Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-BC1, Class R Certificate, described in the Prospectus Supplement, dated March 25, 2004, and Prospectus, dated February 25, 2004.

     1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

     2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.

     3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:(1)

     ___  The Class R Certificate will be registered in our name.

     ___  The Class R Certificate will be held in the name of our nominee
          ____________, which is not a disqualified organization.

_______________________

(1) Check appropriate box and if necessary fill in the name of the Transferee's nominee.

                                     E-1-1

     4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of Section 4975 of the Code or a plan subject to federal, state or local law materially similar to the foregoing provisions of ERISA and the Code (each, a "Plan"), and are not directly or indirectly purchasing the Class R Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with the assets of a Plan or directly or indirectly purchasing the Class R Certificate with the assets of any insurance company separate account or general account containing any "plan assets" or of any Plan.

     5. We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor, the Trustee and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons. We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

     6. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and will furnish us, the Trustee and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and (iii) has delivered to the Trustee and the Trustee a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Trustee and the Trustee a written statement substantially in the form of Exhibit E-2 to the Agreement.

                                     E-1-2

     7. We hereby designate ___________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Agreement.

                                                      Very truly yours,

                                                      [PURCHASER]

                                                      By:_______________________

                                                         Name:
                                                         Title:

Accepted as of _________ __, 200_.

MERRILL LYNCH MORTGAGE INVESTORS, INC.

By:__________________
    Name:
    Title:

                                     E-1-3

                                   APPENDIX A

                                     Affidavit pursuant to (i) Section 860E(e)
                                     (4) of the Internal Revenue Code of
                                     1986, as amended, and (ii) certain
                                     provisions of the Pooling and Servicing
                                     Agreement

Under penalties of perjury, the undersigned declares that the following is true:

     (1)  He or she is an officer of______________________________ (the
          "Transferee"),

     (2)  the Transferee's Employer Identification number is __________________,

     (3) the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-BC1, Class R Certificate on behalf of a disqualified organization or any other entity,

     (4) unless Merrill Lynch Mortgage Investors, Inc.("MLMI") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

     (5) that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

     (6)  the Transferee has historically paid its debts as they became due,

     (7) the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

     (8) the Transferee understands that, as beneficial owner of the Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

     (9) the Transferee intends to pay any taxes associated with holding the Class R Certificate as they become due,

     (10) the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by MLMI (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

     (11) IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class R Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:

     (A) the present value of any consideration given to the Transferee to acquire such residual interest;

     (B) the present value of the expected future distributions on such residual interest; and

                                     E-1-4

     (C) the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

     For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section I l(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]

[(11) (A) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

     (B) the Transferee is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii),
          1.860E-1(c)(4)(iii) and 1.860E1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Transferee do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

(12) The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

                                     E-1-5

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

______________________________________

By:___________________________________
   ___________________________________

          Address of Investor for receipt of distribution:

          Address of Investor for receipt of tax information:

          (Corporate Seal)

          Attest:

          _______________________________
          _______________________________, Secretary

                                     E-1-6

Personally appeared before me the above-named ____________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ____ day of _______, 200_.

_______________________________________

          Notary Public

          County of __________________________
          State of ___________________________
          My commission expires the __________________day of_______

                                                            By:_________________
                                                                Name:___________
                                                                Title:__________

Dated: _________________________

                                     E-1-7

                                   EXHIBIT E-2

                         FORM OF TRANSFEROR'S AFFIDAVIT
              SPECIALTY UNDERWRITING AND RESIDENTIAL FINANCE TRUST
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2004-BC1

                                     [DATE]

JPMorgan Chase Bank
2001 Bryan Street
8th Floor
Dallas, Texas  75201
Attention:  Institutional Trust Services-Transfer Department - SURF 2004-BC1

Re: Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-BC1

          ____________________________(the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                                        Very truly yours,

                                                        ________________________

                                                        Name:

                                                        Title:

                                     E-2-1

                                    EXHIBIT F

                       FORM OF TRANSFEROR CERTIFICATE FOR
                        CLASS P AND CLASS C CERTIFICATES

JPMorgan Chase Bank
2001 Bryan Street
8th Floor
Dallas, Texas  75201
Attention:  Institutional Trust Services-Transfer Department - SURF 2004-BC1

Re: Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-BC1

Ladies and Gentlemen:

     In connection with our disposition of the Class [C or P] Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act and
(c) if we are disposing of a Class C Certificate, we have no knowledge the Transferee is not a Permitted Transferee. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of March 1, 2004, among Merrill Lynch Mortgage, Inc., as depositor, Litton Loan Servicing LP, as servicer and JPMorgan Chase Bank, as trustee.

                                            Very truly yours,

                                            ____________________________________
                                            Name of Transferor

                                            By:_________________________________
                                            Name:
                                            Title

                                    EXHIBIT G

                            FORM OF INVESTMENT LETTER
                              (ACCREDITED INVESTOR)

                                     [DATE]

JPMorgan Chase Bank
2001 Bryan Street
8th Floor
Dallas, Texas  75201
Attention:  Institutional Trust Services-Transfer Department - SURF 2004-BC1

Re: Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-BC1 [CLASS C OR P]

Ladies and Gentlemen:

     ___________(the "Purchaser") intends to purchase from __________ (the "Transferor") $ ________ by original principal balance (the "Transferred Certificates") of Mortgage Loan Asset-Backed Certificates, Series 2004-BC1, [CLASS C OR P] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Litton Loan Servicing LP, as servicer (the "Servicer") and JPMorgan Chase Bank, as trustee (the "Trustee"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF , AS NOMINEE FOR .] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

     1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (1) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

     2.   The Certificates will bear a legend to the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE

SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE SERVICER (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

     NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR ANY APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") (EACH, A "PLAN") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS CONTAINING ANY "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR REGULATIONS SET FORTH IN 29 CFR
SECTION 2510.3-101 TO EFFECT SUCH ACQUISITION OR (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY AND THE SOURCE OF FUNDS FOR THE PURCHASE OF SUCH CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" WITHIN THE MEANING OF SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995), AND THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (II) AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE NIM INSURER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE NIM INSURER OR THE TRUSTEE.

     3. The Purchaser is acquiring the Transferred Certificates for its own account [FOR INVESTMENT ONLY]**/ and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

     4. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501
(a) promulgated pursuant to the Securities Act.

     5. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that

_____________________
**/  Not required of a broker/dealer purchaser.

would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

     6. The Purchaser either (A) (i) is not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to federal state or local law materially similar to the foregoing provisions of ERISA and the Code ("Similar Law") (each, a "Plan"), and is not directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account containing any "plan assets" or of any Plan or (ii) is an insurance company and the source of funds for the purchase of such Certificate is an "insurance company general account" within the meaning of Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995), and the acquisition and holding of such Certificate are covered under Sections I and III of PTCE 95-60, or (B) herewith delivers to the Trustee an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the purchase and holding of the Certificate by the Purchaser will not result in a prohibited transaction under ERISA, the Code or Similar Law and will not subject the NIM Insurer or the Trustee to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the NIM Insurer or the Trustee.

     7. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit [H] to the Pooling and Servicing Agreement.

     8. The Purchaser agrees to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                                   Very truly yours,

                                                   [PURCHASER]

                                                   By:__________________________
                                                      Name:
                                                      Title:

                                    EXHIBIT H

                       FORM OF RULE 144A INVESTMENT LETTER
                         (QUALIFIED INSTITUTIONAL BUYER)

                                     [DATE]

JP Morgan Chase Bank
2001 Bryan Street
8th Floor
Dallas, Texas  75201
Attention:  Institutional Trust Services-Transfer Department - SURF 2004-BC1

Re: Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-BC1 [CLASS C OR P]

Ladies and Gentlemen:

     ______________(the "Purchaser") intends to purchase from ______________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Mortgage Loan Asset-Backed Certificates, Series 2004-BC1, [CLASS C OR P] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2004 (the "Pooling and Servicing Agreement'), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Litton Loan Servicing LP, as servicer (the "Servicer"), and JPMorgan Chase Bank, as trustee (the "Trustee"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF_________ AS NOMINEE FOR ________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

     In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act'), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) we either (i) (A) are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to federal, state or local law materially similar to the foregoing provisions of ERISA and the Code ("Similar Law") (each, a "Plan"), nor are we directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account containing any "plan assets" or of any Plan or (B) are an insurance company and the source of funds for the purchase of such Transferred Certificates is an "insurance company general account" within the meaning of Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), and the acquisition and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (ii) herewith have delivered to the Trustee an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the purchase and holding of the Transferred Certificates by the Purchaser will not result in a prohibited transaction under ERISA, the Code or Similar Law and will not subject the NIM Insurer or the Trustee to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the NIM Insurer or the Trustee, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

     We agree to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                                   Very truly yours,

                                                   [PURCHASER]

                                                   By:__________________________

                                                      Name:
                                                      Title:

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________*/ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

               ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

               ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
                    (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

_____________________

* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

               ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and
                    (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

               ___  Broker-dealer. The Buyer is a dealer registered pursuant to
                    Section 15 of the Securities Exchange Act of
                    1934, as amended.

               ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

               ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

               ___ ERISA Plan. The Buyer is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended.

               ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

               ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958, as amended.

               ____ Business Development Company. Buyer is a business
                    development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

     3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

     6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                          By:___________________________________

                                              Name:
                                              Title:

                                                                         ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (1) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

               ___ The Buyer owned $_________________ securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        By:_____________________________________

                                              Name:
                                              Title:

                                        IF AN ADVISER:

                                        ________________________________________
                                        Print Name of Buyer

                                        Date:___________________________________

                                    EXHIBIT I

                        REQUEST FOR RELEASE OF DOCUMENTS

To:  JPMorgan Chase Bank
     2001 Bryan Street
     8th Floor
     Dallas, Texas 75201
     Attention: Institutional Trust Services-Transfer Department - SURF 2004-BC1

Re: Pooling and Servicing Agreement dated as of March 1, 2004 among Merrill Lynch Mortgage Investors, Inc., as depositor, Litton Loan Servicing LP, as servicer and JPMorgan Chase Bank, as trustee, relating to Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-BC1

     In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______1.  Mortgage Paid in Full

_______2.  Foreclosure

_______3.  Substitution

_______4. Other Liquidation (Repurchases, etc.)

_______5.  Nonliquidation

_______6.  Other Reason:_________________

Address to which the Trustee should deliver the Mortgage File:

                                           By:__________________________________

                                                          (authorized signer)

                                           Address:_____________________________


                                           Date:________________________________

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Trustee

JPMorgan Chase Bank
Please acknowledge the execution of the above request by your signature and date below:

______________________________              ____________________________________
Signature                                   Date

Documents returned to Trustee:

______________________________              ____________________________________
Trustee                                     Date

                                    EXHIBIT J

                            FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
LITTON LOAN SERVICING LP
4828 Loop Central Drive
Houston, Texas 77081
Attn: _________________________________

                            LIMITED POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that JPMorgan Chase Bank, having its principal place of business at Four New York Plaza, 6th Floor, New York, New York 10004, as Trustee (the "Trustee") pursuant to that Pooling and Servicing Agreement among Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), Litton Loan Servicing LP (the "Servicer"), and the Trustee, dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust", respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.   The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

          (a) the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

          (b) the preparation and issuance of statements of breach or non-performance;

          (c) the preparation and filing of notices of default and/or notices of sale;

          (d) the cancellation/rescission of notices of default and/or notices of sale;

          (e)  the taking of a deed in lieu of foreclosure; and

          (f) the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8(a) through 8(e), above.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

     IN WITNESS WHEREOF, JPMorgan Chase Bank as Trustee pursuant to that Pooling and Servicing Agreement among the Depositor, the Servicer, and the Trustee, dated as of March 1, 2004 (Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-BC1), has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by_____ its duly elected and authorized ____________ this day of ____, 200__.

                                       JPMORGAN CHASE BANK,
                                       as Trustee for Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series

                                       By ______________________________________
                                       Name:
                                       Title:

STATE OF____________


COUNTY OF_________


     On ____, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared , _______________ of JPMorgan Chase Bank as Trustee for Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-BC1, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.
     (SEAL)

_________________________________________
Notary Public

My Commission Expires ________________________

                                    EXHIBIT K

                        OFFICER'S CERTIFICATE OF TRUSTEE

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York  10080

Re: Pooling and Servicing Agreement (the "Agreement") dated as of March 1, 2004 among Merrill Lynch Mortgage Investors, Inc., as depositor, Litton Loan Servicing LP, as servicer and JPMorgan Chase Bank, as trustee, relating to Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-BC1

The Trustee hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. The Trustee has reviewed the Monthly Statements delivered pursuant to the Agreement since the last Officer's Certificate executed pursuant to
         Section 4.02 of the Agreement [or in the case of the first certification, since the Cut-off Date] (the "Trustee Information");

2. Based on the Trustee's knowledge, the information in the Monthly Statement, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date hereof; and

3. Based on the Trustee's knowledge, the Monthly Statements required to be prepared by the Trustee under the Agreement has been prepared and provided in accordance with the Agreement.

Date:

                                         JPMorgan Chase Bank, as Trustee

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                    EXHIBIT L

                        OFFICER'S CERTIFICATE OF SERVICER

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York  10080

JPMorgan Chase Bank
2001 Bryan Street
8th Floor
Dallas, Texas 75201

Attention: Institutional Trust Services-Transfer Department - SURF 2004-BC1

Re: Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-BC1

Reference is made to the Pooling and Servicing Agreement, dated as of March 1, 2004 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as depositor, Litton Loan Servicing LP, as servicer (the "Servicer") and JPMorgan Chase Bank, as trustee. The Servicer hereby certifies to the Trustee and the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. The Servicer has reviewed the information required to be delivered to the Trustee pursuant to the Agreement (the "Servicing Information").

2. Based on the Servicer's knowledge, the information in the Annual Statement of Compliance, and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee by the Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Statement of Compliance;

3. Based on the Servicer's knowledge, the Servicing Information required to be provided to the Trustee by the Servicer under this Agreement has been provided to the Trustee; and

4. Based upon the review required under this Agreement, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Certified Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee by the Servicer, the Servicer has, as of the last day of the period covered by the Annual Statement of Compliance fulfilled its obligations under this Agreement.

Date:

                                         Litton Loan Servicing LP, as Servicer

                                         By: ___________________________________

                                         Name: _________________________________

                                         Title: ________________________________

                                    EXHIBIT M

                               TRANSFEREE'S LETTER

JPMorgan Chase Bank
4 New York Plaza
6th Floor
New York, New York  10004
Attention: Institutional Trust Services/Structured Finance Services

Re: Specialty Underwriting and Residential Finance Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-BC1: Class C Certificates

         The undersigned represents to the Trustee that (i) it is a United States person (as such term is defined for purposes of Section 7701 of the Code), (ii) it is not a Disqualified Organization, (iii) it is not acquiring an interest in a Class C Certificate on behalf of a Person that is (x) not a United States person (as defined for purposes of Section 7701 of the Code) or (y) a Disqualified Organization, (iv) it will not Transfer an interest in a Class C Certificate to any Person unless such Person provides it and the Trustee with a Transferee Letter in the form of this letter. and (v) it is not, for United States federal income tax purposes, an entity whose separate existence from its owners is disregarded, or, if it is so treated, each of the representations made in clauses (i) through (iv) would be true if made with respect to each person that is treated as the owner of the undersigned for United States federal income tax purposes.

                                         By: ___________________________________

                                         Name: _________________________________

                                         Title: ________________________________

                                    EXHIBIT N

                               AUCTION PROCEDURES

         The following sets forth the auction procedures to be followed in connection with Pooling and Servicing Agreement (the "Agreement") among Merrill Lynch Mortgage Investors, Inc., JPMorgan Chase Bank, as trustee and Litton Loan Servicing, LP, dated March 1, 2004. Capitalized terms used herein that are not otherwise defined shall have the meanings described thereto in the Agreement.

1. Upon notice to the Servicer by the Trustee of the initiation of the auction, the Servicer will initiate the general auction procedures consisting of the following: (i) prepare a general solicitation package along with a confidentiality agreement; (ii) derive a list of a minimum of three (3) bidders, each of whom shall be a nationally recognized participant in mortgage finance, (iii) initiate contact with all bidders, (iv) send a confidentiality agreement to all bidders, and (v) upon receipt of a signed confidentiality agreement, send bid solicitation package to all bidders.

2. The general solicitation package will include (i) the Agreement; (ii) a copy of all monthly trustee reports or electronic access thereto; (iii) a form of a Mortgage Loan Purchase Agreement acceptable to the Trustee and Servicer (the Mortgage Loans and other property included in the Trust Fund will be offered and sold on an "as is, where is basis, without any representation or warranty, expressed or implied, of any kind and without recourse to, or guaranty by, the Trustee); (iv) a description of the minimum price as set forth in the Agreement; (v) a formal bidsheet as determined by the Servicer and accepted by the Trustee; (vi) a detailed timetable (which shall include, but not be limited to, the provisions and dates preliminary bids, due diligence and final bids); and (vii) a data tape of the Mortgage Loans as of the related Remittance Period reflecting substantially the same data attributes used in the Prospectus Supplement dated March 25, 2004.

3. A detailed timetable will be determined approximately ten (10) days prior to each auction sale and shall be determined by the Servicer with the consent of the Trustee, which consent shall not be unreasonably withheld, within reasonable market conditions at the time of the auction sale.

4. All bids will be submitted directly to the Trustee. Upon acceptance of a bid which meets or exceeds the conditions set forth in Section 9.01, the Trustee will distribute the proceeds from the auction to the holders of the Certificates on the next succeeding Distribution Date as set forth in the Agreement. In the event the Trustee receives two (2) or more bids from bidders above the Auction Termination Price and at equal bids (a "Tie Event"), the Trustee shall notify such bidders to resubmit a bid to break the Tie Event.

5. Upon determination that the minimum price was not met, the Trustee shall cancel such auction sale and notify the Servicer, Depositor and NIM Insurer immediately.

6. The Trustee, the Servicer and the Depositor may mutually agree to revise or supplement these provisions as necessary, provided that the purchase price is at all times required to be at least the Auction Termination Price.

                                    EXHIBIT O

                              FORM OF CAP CONTRACT

                             [INTENTIONALLY OMITTED]

                                      O-1